METALLURG, INC.,

                                 as the Company

                                  [$60,000,000]

                          Senior Secured Notes due 2007



                               -------------------
                                      FORM
                                       OF
                                    INDENTURE


                        Dated as of [            , 1997]
                                     -------------


                               -------------------

                       IBJ SCHRODER BANK & TRUST COMPANY,

                                     Trustee

                             CROSS-REFERENCE TABLE*

     Trust Indenture
       Act Section                                      Indenture Section
     -------------                                      -----------------

      310(a)(1)  . . . . . . . . . . . . . . . . . .    8.10
          (a)(2) . . . . . . . . . . . . . . . . . .    8.10
          (a)(3) . . . . . . . . . . . . . . . . . .    N.A.
          (a)(4) . . . . . . . . . . . . . . . . . .    N.A.
          (b)  . . . . . . . . . . . . . . . . . . .    8.08; 8.10; 12.02
          (c)  . . . . . . . . . . . . . . . . . . .    N.A.
      311(a) . . . . . . . . . . . . . . . . . . . .    8.11
          (b)  . . . . . . . . . . . . . . . . . . .    8.11
          (c)  . . . . . . . . . . . . . . . . . . .    N.A.
      312(a) . . . . . . . . . . . . . . . . . . . .    2.05
          (b)  . . . . . . . . . . . . . . . . . . .    12.03
          (c)  . . . . . . . . . . . . . . . . . . .    12.03
      313(a) . . . . . . . . . . . . . . . . . . . .    8.06
          (b)(1) . . . . . . . . . . . . . . . . . .    N.A.
          (b)(2) . . . . . . . . . . . . . . . . . .    8.06
          (c)  . . . . . . . . . . . . . . . . . . .    8.06; 12.02
          (d)  . . . . . . . . . . . . . . . . . . .    8.06
      314(a) . . . . . . . . . . . . . . . . . . . .    5.03; 12.02
          (b)  . . . . . . . . . . . . . . . . . . .    N.A.
          (c)(1) . . . . . . . . . . . . . . . . . .    12.04
          (c)(2) . . . . . . . . . . . . . . . . . .    12.04
          (c)(3) . . . . . . . . . . . . . . . . . .    N.A.
          (d)  . . . . . . . . . . . . . . . . . . .    N.A.
          (e)  . . . . . . . . . . . . . . . . . . .    12.05
          (f)  . . . . . . . . . . . . . . . . . . .    N.A.
      315(a) . . . . . . . . . . . . . . . . . . . .    8.01
          (b)  . . . . . . . . . . . . . . . . . . .    8.05; 12.02
          (c)  . . . . . . . . . . . . . . . . . . .    8.01
          (d)  . . . . . . . . . . . . . . . . . . .    8.01
          (e)  . . . . . . . . . . . . . . . . . . .    7.11
      316(a)(last sentence)  . . . . . . . . . . . .    2.09
          (a)(1)(A)  . . . . . . . . . . . . . . . .    7.05
          (a)(1)(B)  . . . . . . . . . . . . . . . .    7.04
          (a)(2) . . . . . . . . . . . . . . . . . .    N.A.
          (b)  . . . . . . . . . . . . . . . . . . .    7.07
          (c)  . . . . . . . . . . . . . . . . . . .    10.04
      317(a)(1)  . . . . . . . . . . . . . . . . . .    7.08
          (a)(2) . . . . . . . . . . . . . . . . . .    7.09
          (b)  . . . . . . . . . . . . . . . . . . .    2.04
      318(a) . . . . . . . . . . . . . . . . . . . .    12.01




     N.A. means not applicable.

     *This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS


                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE                         PAGE
                                                                       ----

     Section 1.01.  Definitions  . . . . . . . . . . . . . . . . . . .    1
     Section 1.02.  Other Definitions  . . . . . . . . . . . . . . . .   16
     Section 1.03.  Incorporation by Reference of Trust
                    Indenture Act  . . . . . . . . . . . . . . . . . .   17
     Section 1.04.  Rules of Construction  . . . . . . . . . . . . . .   17

                                   ARTICLE 2.
                                 THE SECURITIES

     Section 2.01.  Form and Dating  . . . . . . . . . . . . . . . . .   18
     Section 2.02.  Execution and Authentication . . . . . . . . . . .   18
     Section 2.03.  Registrar and Paying Agent . . . . . . . . . . . .   19
     Section 2.04.  Paying Agent to Hold Money in Trust  . . . . . . .   20
     Section 2.05.  Holder Lists . . . . . . . . . . . . . . . . . . .   20
     Section 2.06.  Transfer and Exchange  . . . . . . . . . . . . . .   21
     Section 2.07.  Replacement Securities . . . . . . . . . . . . . .   22
     Section 2.08.  Outstanding Securities . . . . . . . . . . . . . .   22
     Section 2.09.  Treasury Securities  . . . . . . . . . . . . . . .   23
     Section 2.10.  Temporary Securities . . . . . . . . . . . . . . .   23
     Section 2.11.  Cancellation . . . . . . . . . . . . . . . . . . .   23
     Section 2.12.  Defaulted Interest . . . . . . . . . . . . . . . . . 23

                                   ARTICLE 3.
                                    GUARANTY

     Section 3.01.  Guaranty . . . . . . . . . . . . . . . . . . . . .   24
     Section 3.02.  Obligation of Guarantor Unconditional  . . . . . .   24
     Section 3.03.  Execution and Delivery of Guaranty . . . . . . . .   25
     Section 3.04.  Waiver Relating to Guaranties  . . . . . . . . . .   26
     Section 3.05.  Release of Guarantor . . . . . . . . . . . . . . .   27
     Section 3.06.  Reinstatement of Guaranty  . . . . . . . . . . . .   27

                                   ARTICLE 4.
                                   REDEMPTION

     Section 4.01.  Notices to Trustee . . . . . . . . . . . . . . . .   28
     Section 4.02.  Selection of Securities to Be Redeemed . . . . . .   28
     Section 4.03.  Notice of Redemption . . . . . . . . . . . . . . .   29
     Section 4.04.  Effect of Notice of Redemption . . . . . . . . . .   30
     Section 4.05.  Deposit of Redemption Price  . . . . . . . . . . .   30
     Section 4.06.  Securities Redeemed in Part  . . . . . . . . . . .   30
     Section 4.07.  Optional Redemption  . . . . . . . . . . . . . . .   31
     Section 4.08.  Mandatory Redemption . . . . . . . . . . . . . . .   31

                                                                       Page
                                                                       ----

                                   ARTICLE 5.
                                   COVENANTS

     Section 5.01.  Payment of Securities  . . . . . . . . . . . . . .   31
     Section 5.02.  Maintenance of Office or Agency  . . . . . . . . .   32
     Section 5.03.  SEC Reports; Financial Statements  . . . . . . . .   32
     Section 5.04.  Compliance Certificate . . . . . . . . . . . . . .   33
     Section 5.05.  Stay, Extension and Usury Laws . . . . . . . . . .   34
     Section 5.06.  Limitation on Restricted Payments  . . . . . . . .   34
     Section 5.07.  Limitation on Dividend and Other
                    Payment Restrictions Affecting Restricted
                    Subsidiaries . . . . . . . . . . . . . . . . . . .   36
     Section 5.08.  Limitation on Additional Indebtedness  . . . . . .   37
     Section 5.09.  Limitations on Transactions with Affiliates  . . .   37
     Section 5.10.  Corporate Existence  . . . . . . . . . . . . . . .   38
     Section 5.11.  Limitation on Liens  . . . . . . . . . . . . . . .   38
     Section 5.12.  Change of Control  . . . . . . . . . . . . . . . .   38
     Section 5.13.  Limitations on Asset Sales . . . . . . . . . . . .   40

                                   ARTICLE 6.
                                   SUCCESSORS

     Section 6.01.  Limitation on Mergers, Consolidations or Sale of
                    Assets . . . . . . . . . . . . . . . . . . . . . .   43
     Section 6.02.  Successor Company Substituted  . . . . . . . . . .   44

                                   ARTICLE 7.
                              DEFAULTS AND REMEDIES

     Section 7.01.  Events of Default  . . . . . . . . . . . . . . . .   45
     Section 7.02.  Acceleration . . . . . . . . . . . . . . . . . . .   46
     Section 7.03.  Other Remedies . . . . . . . . . . . . . . . . . .   47
     Section 7.04.  Waiver of Past Defaults  . . . . . . . . . . . . .   47
     Section 7.05.  Control by Majority  . . . . . . . . . . . . . . .   48
     Section 7.06.  Limitation on Suits  . . . . . . . . . . . . . . .   48
     Section 7.07.  Rights of Holders to Receive Payment . . . . . . .   49
     Section 7.08.  Collection Suit by Trustee . . . . . . . . . . . .   49
     Section 7.09.  Trustee May File Proofs of Claim . . . . . . . . .   49
     Section 7.10.  Priorities . . . . . . . . . . . . . . . . . . . .   50
     Section 7.11.  Undertaking for Costs  . . . . . . . . . . . . . .   50

                                   ARTICLE 8.
                                     TRUSTEE

     Section 8.01.  Duties of Trustee  . . . . . . . . . . . . . . . .   51
     Section 8.02.  Rights of Trustee  . . . . . . . . . . . . . . . .   52
     Section 8.03.  Individual Rights of Trustee . . . . . . . . . . .   53
     Section 8.04.  Trustee's Disclaimer . . . . . . . . . . . . . . .   53
     Section 8.05.  Notice of Defaults . . . . . . . . . . . . . . . .   54
     Section 8.06.  Reports by Trustee to Holders  . . . . . . . . . .   54
     Section 8.07.  Compensation and Indemnity . . . . . . . . . . . .   54
     Section 8.08.  Replacement of Trustee . . . . . . . . . . . . . .   55
     Section 8.09.  Successor Trustee by Merger, Etc.  . . . . . . . .   57

                                                                       Page
                                                                       ----

     Section 8.10.  Eligibility; Disqualification 57
     Section 8.11.  Preferential Collection of Claims
                    Against Company  . . . . . . . . . . . . . . . . .   57

                                   ARTICLE 9.
                             DISCHARGE OF INDENTURE

     Section 9.01.  Satisfaction and Discharge of Indenture  . . . . .   58
     Section 9.02.  Application of Trust Money . . . . . . . . . . . .   59
     Section 9.03.  Repayment to Company . . . . . . . . . . . . . . .   59
     Section 9.04.  Indemnity for U.S. Government Obligations  . . . .   59
     Section 9.05.  Reinstatement  . . . . . . . . . . . . . . . . . .   60

                                   ARTICLE 10.
                                   AMENDMENTS

     Section 10.01.  Without Consent of Holders  . . . . . . . . . . .   60
     Section 10.02.  With Consent of Holders . . . . . . . . . . . . .   61
     Section 10.03.  Compliance with Trust Indenture Act . . . . . . .   63
     Section 10.04.  Revocation and Effect of Consents . . . . . . . .   63
     Section 10.05.  Notation on or Exchange of Securities . . . . . .   63
     Section 10.06.  Trustee to Sign Amendments, Etc.  . . . . . . . .   64

                                   ARTICLE 11.
                                    SECURITY

     Section 11.01.  Security Documents  . . . . . . . . . . . . . . .   64
     Section 11.02.  Recording, Opinion of Counsel, Etc. . . . . . . .   65
     Section 11.03.  Trust Indenture Act Requirements  . . . . . . . .   66
     Section 11.04.  Disposition of Certain Collateral without
                     Requesting Release  . . . . . . . . . . . . . . .   67
     Section 11.05.  Other Release of Lien . . . . . . . . . . . . . .   69
     Section 11.06.  Impairment of Security Interest . . . . . . . . .   70
     Section 11.07.  Authorization of Receipt of Funds by the
                     Trustee Under the Security Documents  . . . . . .   70
     Section 11.08.  Reliance on Company Request . . . . . . . . . . .   71
     Section 11.09.  Payment of Expenses . . . . . . . . . . . . . . .   71
     Section 11.10.  Trustee's Duties  . . . . . . . . . . . . . . . .   71

                                   ARTICLE 12.
                                  MISCELLANEOUS

     Section 12.01.  Trust Indenture Act Controls  . . . . . . . . . .   71
     Section 12.02.  Notices . . . . . . . . . . . . . . . . . . . . .   72
     Section 12.03.  Communication by Holders with Other Holders . . .   73
     Section 12.04.  Certificate and Opinion as to Conditions
                     Precedent . . . . . . . . . . . . . . . . . . . .   73
     Section 12.05.  Statements Required in Certificate or Opinion . .   73
     Section 12.06.  Rules by Trustee and Agents . . . . . . . . . . .   74
     Section 12.07.  Legal Holidays  . . . . . . . . . . . . . . . . .   74
     Section 12.08.  No Recourse Against Others  . . . . . . . . . . .   75
     Section 12.09.  Governing Law . . . . . . . . . . . . . . . . . .   75
     Section 12.10.  No Adverse Interpretation of Other Agreements . .   75

                                                                       Page
                                                                       ----

     Section 12.11.  Successors 75
     Section 12.12.  Severability  . . . . . . . . . . . . . . . . . .   75
     Section 12.13.  Counterpart Originals . . . . . . . . . . . . . .   75
     Section 12.14.  Table of Contents, Headings, Etc. . . . . . . . .   76

                                   ARTICLE 13.
                               MEETINGS OF HOLDERS

     Section 13.01.  Purposes of Meetings  . . . . . . . . . . . . . .   76
     Section 13.02.  Call of Meetings by Trustee . . . . . . . . . . .   77
     Section 13.03.  Call of Meetings by Company or Holders  . . . . .   77
     Section 13.04.  Persons Entitled to Vote at Meeting . . . . . . .   77
     Section 13.05.  Regulations for Meeting . . . . . . . . . . . . .   77


     SIGNATURES 73

     EXHIBIT A FORM OF SECURITY
     EXHIBIT B FORM OF SECURITY AGREEMENT
     EXHIBIT C FORM OF PLEDGE AGREEMENT

               INDENTURE dated as of             , 1997 between Metallurg,
     Inc., a Delaware corporation (the "Company"), Shieldalloy Metallurgical Corporation, a Delaware corporation, as the Guarantor ("SMC" or the "Guarantor"), and IBJ Schroder Bank & Trust Company, a banking corporation duly organized and existing under the laws of the State of New York, as trustee (the "Trustee").

               The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of the 12% Senior Secured Notes due 2007 (the "Securities").

               Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the
     Securities:


                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

     Section 1.01.  Definitions.

               "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, is defined to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

               "Agent" means any Registrar, Paying Agent or co-registrar.

               "Asset Acquisition" means (i) an Investment or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary in any other Person, or any acquisition or purchase of Capital Stock of another Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into or consolidated with the Company or any Restricted Subsidiary or (ii) an acquisition by the Company or any Restricted Subsidiary of the property and assets of any Person other than the Company or any Restricted Subsidiary which constitute substantially all of a division, operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

               "Asset Sale" means any direct or indirect sale, transfer, conveyance or lease (which has the effect of a disposition and is not for security purposes) or other disposition (including by way of merger, consolidation or sale-leaseback transaction, but not including Restricted Payments permitted under this Indenture) in one transaction or a series of related transactions by the Company or any Restricted Subsidiary to any Person (other than the Company or any Restricted Subsidiary) of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any Restricted Subsidiary or (iii) any other property and assets of the Company or any Restricted Subsidiary outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of this Indenture applicable to mergers, consolidations and sales of assets of the Company; provided, however, that the term "Asset Sale" shall in no case include any sale, transfer, conveyance, lease or other disposition in one transaction or a series of related transactions (i) of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be, (ii) involving assets with a Fair Market Value not in excess of $500,000, (iii) of inventory in the ordinary course of business or (iv) for security purposes only.

               "Bankruptcy Law" means title 11, U.S. Code or any similar federal or state law for the relief of debtors.

               "Board" means the Board of Directors of the Company.

               "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board and to be in full force and effect on the date of such certification, and delivered to the Trustee.

               "Business Day" means any day other than a Legal Holiday.

               "Capitalized Lease" means any lease that would be required to be capitalized on the balance sheet in accordance with generally accepted accounting principles.

               "Capital Stock" means, with respect to any Person, any and all shares, interests, participations and rights or other equivalents in the equity of such Person (however designated and whether voting or non-voting), whether outstanding at the Issue Date or issued after the Issue Date, including, without limitation, all Common Stock and Preferred Stock, and any and all rights, warrants or options exchangeable for or convertible into any thereof.

               "Cash Equivalents" means (i) U.S. Government Obligations with maturities of one year or less from the date of acquisition,
     (ii) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances having maturities of one year or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof having capital and surplus in excess of $500,000,000, and
     (iii) commercial paper of an issuer rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

               "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Section 13(d) and Section 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Company; or (b) the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment under this Indenture and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Section 13(d) and Section 14(d) of the Exchange Act) is the "beneficial owner" (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by the Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office, including, without limitation, by reason of the provisions of the Company's Certificate of Incorporation relating to the rights of certain classes of stockholders to designate and remove directors of the Company.

               "Collateral" means, collectively, all of the property and assets that are from time to time subject to the Security Documents.

               "Common Stock" means, with respect to any Person, any and all shares, interests, participations and rights or other equivalents in the common stock or ordinary shares of such Person (however designated and whether voting or non-voting), whether or not outstanding at the Issue Date, including, without limitation, all series and classes of such common stock or ordinary shares.

               "Company Request" means a written request signed on behalf of the Company by an Officer of the Company and delivered to the Trustee.

               "Consolidated Income Tax Expense" means, for any period, the provision for corporation, local, foreign and all other income taxes of the Company and the Restricted Subsidiaries for such period as determined in accordance with generally accepted accounting principles; provided, that, there shall be excluded therefrom any income taxes related to the items described in clauses (i) through
     (vii) of the definition of Consolidated Net Income for such period.

               "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness for borrowed money of the Company and the Restricted Subsidiaries for such period (including, without limitation, amortization of original issue discount on any Indebtedness for borrowed money and the interest portion of any deferred payment obligation (other than pension obligations), calculated in accordance with the effective interest method of accounting); all commissions, discounts and other fees and charges accrued with respect to letters of credit and bankers' acceptance financing payable by the Company and the Restricted Subsidiaries in respect of such period; the net costs associated with interest rate protection obligations of the Company and the Restricted Subsidiaries in respect of such period; and interest in respect of such period on Indebtedness for borrowed money that is guarantied or secured by the Company or any Restricted Subsidiary; all but the principal component of rent or other amounts in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and the Restricted Subsidiaries during such period; and all dividends on any Preferred Stock or Disqualified Stock of the Company to the extent paid accrued or scheduled to be paid or to be accrued during such period; excluding, however, any premiums,
                                       ---------  -------
     fees and expenses (and any amortization thereof) payable in connection with the issuance of the Securities. Consolidated Interest Expense shall be determined on a consolidated basis in conformity with generally accepted accounting principles.

               "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Company and the Restricted Subsidiaries for such period, as determined on a consolidated basis in conformity with generally accepted accounting principles, and adjusted, to the extent included in calculating such consolidated net income, by excluding, without duplication, (i) all extraordinary gains or losses of such Person (net of fees and expenses relating to the transaction giving rise thereto) for such period, (ii) income of the Company and the Restricted Subsidiaries derived from or in respect of all Investments in Persons other than Restricted Subsidiaries, (iii) the portion of net income (or loss) allocable to minority interests in unconsolidated Persons for such period except to the extent actually received by the Company or any Restricted Subsidiary, (iv) net income (or loss) of any other Person combined with the Company or a Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination, (v) any gain or loss, net of taxes, realized by the Company or a Restricted Subsidiary upon the termination of any employee pension benefit plan during such period, (vi) gains or losses in respect of any Asset Sales (net of fees and expenses relating to the transaction giving rise thereto) during such period and (vii) except in the case of any restriction or encumbrance permitted under Section 5.07 hereof, the net income of any Restricted Subsidiary for such period to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its constitutional documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders.

               "Consolidated Operating Cash Flow" means, with respect to any period, the Consolidated Net Income of the Company and the Restricted Subsidiaries for such period (a) increased by the sum of
     (i) the Consolidated Income Tax Expense of the Company and the Restricted Subsidiaries accrued according to generally accepted accounting principles for such period (other than taxes attributable to extraordinary, unusual or non-recurring gains or losses); (ii) Consolidated Interest Expense for such period; (iii) depreciation of the Company and the Restricted Subsidiaries for such period; (iv) amortization of the Company and the Restricted Subsidiaries for such period, including, without limitation, amortization of capitalized debt issuance costs for such period, all determined on a consolidated basis in accordance with generally accepted accounting principles; and
     (v) all other non-cash charges deducted in determining Consolidated Net Income including, without limitation, non-cash write-offs, write-downs or adjustments and (b) decreased by non-cash items increasing revenues in determining such Consolidated Net Income. For purposes of this definition, (i) any Subsidiary of the Company that is a Restricted Subsidiary on a Transaction Date shall be deemed to have been a Restricted Subsidiary at all times during the four fiscal quarters immediately preceding such Transaction Date (the "Reference Period") and (ii) any Subsidiary of the Company that is not a Restricted Subsidiary on a Transaction Date shall be deemed not to have been a Restricted Subsidiary at any time during the Reference Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Operating Cash Flow" shall be calculated after giving effect on a pro forma basis for the Reference Period to, without duplication, any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the period commencing on the first day of the Reference Period to and including the

     Transaction Date, as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.

               "Corporate Trust Office" shall be at the address of the Trustee specified in Section 12.02 or such other address of which the Trustee may give notice to the Company.

               "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

               "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

               "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Securities.

               "Effective Date" means the Issue Date.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

               "Fair Market Value" means the amount which a willing buyer would pay a willing seller in an arm's-length transaction, with neither being under any compulsion to buy or sell.

               "Fixed Charge Coverage Ratio" means, for any period, the ratio of (i) Consolidated Operating Cash Flow to (ii) Consolidated Interest Expense, in each case for such period.

               "Guaranty" means a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

               "Holder" means a Person in whose name a Security is registered.


               "Indebtedness" with respect to any Person, means any indebtedness, whether or not contingent, whether recourse to all or a portion of the assets of such Person, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases), except any such purchase price balance that constitutes an accrued expense or a trade payable, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with generally accepted accounting principles, and shall also include, to the extent not otherwise included, any Guaranty of indebtedness which would be included within this definition.

               "Investment" means any direct or indirect advance, loan or other extension of credit (other than advances to customers in the ordinary course of business, which are recorded as accounts receivable on the balance sheet of any Person and other than advances or loans to officers, directors and employees permitted by this Indenture) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities issued by, any other Person.

               "Issue Date" means the date of the issuance of the Securities.

               "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).

               "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset

     Sale, (ii) provision for all taxes (to the extent such taxes are paid or payable) as a result of such Asset Sale or subsequent payment of such proceeds to the Company, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale, (iv) reserves for any amounts which are prohibited to be paid to the Company by reason of law, contract or otherwise and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale or the subsequent payment of the proceeds of such Asset Sale to the Company, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

               "Officer" means, with respect to any Person, the Chairman of the Board, the Vice Chairman, the President, the Chief Financial Officer, any Executive Vice President, any Vice President, the Treasurer or the Secretary of such Person.

               "Officers' Certificate" means a certificate signed by two Officers, delivered to the Trustee, and which shall include the statements set forth in Section 12.05.

               "Opinion of Counsel" means a written opinion from legal counsel who may be an employee of, or counsel to, the Company or who may be other counsel who is reasonably acceptable to the Trustee, and which shall include the statements set forth in Section 12.05.

               "Ordinary Course of Business" means, with respect to sales of Inventory or services performed, all sales of Inventory or services performed by the Company in the ordinary course of business, but in any event excluding (i) "bulk transfers" as defined in Section 6-102 of the Uniform Commercial Code, (ii) such sales and services after the time there shall have occurred an Event of Default under Sections 7.01(7) or (8) hereof and (iii) such sales and services after the time the Trustee has taken possession of such Inventory after the occurrence of an Event of Default and the Company has rights in such Inventory pursuant to Section 9-506 of the Uniform Commercial Code.

               "Permitted Indebtedness" means: (i) Indebtedness under the Working Capital Credit Facility in an aggregate principal amount outstanding at the time not to exceed the sum of 90% of the book value of accounts receivable of the Company and the Restricted Subsidiaries and 75% of the book value of the inventory of the Company and the Restricted Subsidiaries; (ii) Indebtedness of a Restricted Subsidiary (to the extent not included in clause (i) above) under a working capital, overdraft or similar line of credit in an aggregate amount not to exceed the sum of 90% of the book value of accounts receivable and 75% of the book value of the inventory of such Restricted Subsidiary; (iii) Indebtedness secured by purchase money security interests upon or in any property acquired or held by the Company or any Restricted Subsidiary in the ordinary course of business to secure the purchase price of such property incurred solely for the purpose of financing the acquisition of such property, and Indebtedness in respect of Capitalized Leases; (iv) other Indebtedness of the Company and the Restricted Subsidiaries in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding; (v) Indebtedness represented by the Securities and this Indenture; (vi) Indebtedness of the Company and the Restricted Subsidiaries existing as of the Effective Date including, without limitation, any term loan or revolving credit facility, the net proceeds of which are used to reduce the principal amount of the Securities (the "Existing Indebtedness") (other than Indebtedness described in clauses (i) and (ii)); (vii) Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness referred to in clauses
     (iii) and (vi) above ("Refinancing Indebtedness"); provided, however, that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded and (b) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded and the Securities; and (viii) Indebtedness between or among the Company and one or more of the Restricted Subsidiaries.

               "Permitted Investments" means: (i) Investments by the Company or any Restricted Subsidiary in property or assets owned or used in Related Businesses; (ii) Investments by the Company or any Restricted Subsidiary in any Person engaged in a Related Business as a result of such Investment (x) such Person becomes a Wholly Owned Restricted Subsidiary or (y) such Person is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary; (iii) Investments by the Company or any Restricted Subsidiary in Cash Equivalents; (iv) Investments by the Company or any Restricted Subsidiary in mutual or similar funds having assets in excess of $500,000,000; and (v) Investments by the Company or any Restricted Subsidiary in the Company or any Restricted Subsidiary.

               "Permitted Liens" mean: (i) Liens in favor of the Company or the Guarantor; (ii) liens on assets of the Company and its Subsidiaries in favor of the Working Capital Agent, for the benefit of the Working Capital Lenders, to secure obligations under the Working Capital Credit Facility; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary thereof in a transaction not prohibited by the terms of this Indenture; provided, however, that such Liens were in existence prior to and were not granted in contemplation of such merger or consolidation; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary thereof in a transaction not prohibited by the terms of this Indenture; provided, however, that such Liens were in existence prior to the contemplation of such acquisition; (v) statutory Liens of landlords and warehousemen's, carriers', mechanics', suppliers', materialmen's or repairmen's or other like Liens, and Liens relating to surety and appeal bonds, performance bonds, workmen's compensation, unemployment insurance and other types of social security and other obligations of a like nature incurred in the ordinary course of business; (vi) Liens existing on the Effective Date; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; (viii) Liens securing purchase money Indebtedness and Capitalized Leases; (ix) easements, rights-of-way, zoning, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Subsidiaries; (x) Liens upon specific items of inventory or other goods and proceeds securing obligations in respect of bankers' acceptances issued or created to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business; (xi) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of nondelinquent customs duties in connection with the importation of goods; (xiii) judgment and attachment Liens not giving rise to a Default or Event of Default;
     (xiv) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business in accordance with industry practice; (xv) any interest or title of a lessor in the property subject to any lease, whether characterized as capitalized or operating, entered into by the Company or any of its Subsidiaries in the ordinary course of business; (xvi) Liens arising from filing Uniform Commercial Code financing statements for precautionary purposes in connection with true leases of personal property that are otherwise permitted under this Indenture and under which the Company or any of its Subsidiaries is the lessee; (xvii) all other Liens incurred in the ordinary course of business; provided that the aggregate amount of Indebtedness secured by such other Liens shall not exceed $10,000,000 at any one time outstanding; (xviii) extensions, renewals and regranting of any liens referred to in clauses (i) through (xvii) above in connection with any Refinancing Indebtedness permitted under this Indenture; and
     (xix) liens in favor of the Trustee provided for in this Indenture.

               "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

               "Plan" means the Company's Fourth Amended and Restated Joint Plan of Reorganization pursuant to Chapter 11 of the Bankruptcy Code, as amended from time to time.

               "Pledge Agreement" means the agreement substantially in the form of Exhibit C hereto, executed by the Company in favor of the Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

               "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations and rights or other equivalents in the preferred stock of such Person (however designated and whether voting or nonvoting), whether or not outstanding at the Issue Date, which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

               "Related Business" means the same or a similar line of business as the Company and its Subsidiaries were engaged in on the Effective Date.

               "Restricted Investment" means any Investment other than a Permitted Investment.

               "Restricted Subsidiary" means any Subsidiary of the Company which is not a Unrestricted Subsidiary.

               "SEC" means the Securities and Exchange Commission.

               "Securities" means the Securities described above issued under this Indenture.

               "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

               "Security Agreement" means the agreement substantially in the form of Exhibit B hereto, executed by the Company in favor of the Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

               "Security Documents" means the Security Agreement and the Pledge Agreement.

               "Significant Subsidiary" means, at any date of determination, any Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company and the Restricted Subsidiaries for such fiscal year.

               "Specified Indebtedness" means all indebtedness, obligations and other liabilities (contingent or otherwise) arising under or with respect to the Working Capital Credit Facility and all notes, security documents or other documents, instruments or agreements executed in connection therewith. The term "Specified Indebtedness" shall expressly include any and all interest accruing and costs and expenses incurred after the filing by or against the Company of any petition or like application under the Bankruptcy Law to the extent allowed or allowable in any such case or proceeding so commenced.

               "Subsidiary" of any Person means a corporation, partnership or other entity more than 50% of the Voting Stock of which is owned by such Person or one or more Subsidiaries of such Person.

               "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended, and as in effect on the date on which this Indenture is qualified under the TIA, except as provided in
     Section 10.03 hereof.

               "Transaction Date" means, with respect to the incurrence of any Indebtedness by the Company or any Restricted Subsidiary, the date such Indebtedness is to be incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

               "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

               "Trust Officer" means the chairman or vice chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice-president, assistant vice-president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer, any assistant trust officer, the controller, any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any Person to whom a particular corporate trust matter is referred because of his/her knowledge of and familiarity with the particular subject, or, in the case of a successor trustee, an officer assigned to the department, division or group performing the corporate trust work of such successor.

               "Unrestricted Subsidiary" means any Person of which a majority of the Capital Stock or other equity securities having ordinary voting power for the election of directors or other governing body of such Person is owned by the Company, directly or indirectly, and that has been designated by the Company (by written notice to the Trustee) as an "Unrestricted Subsidiary," and each Subsidiary of an Unrestricted Subsidiary; provided, however, that a Person that is a Subsidiary may not subsequently be designated as an "Unrestricted Subsidiary" if such designation would result in a Default or Event of Default. For purposes of the foregoing, the net Investment in any Subsidiary at the time of such designation shall be deemed made at the time of such designation. The Board may, by a Board Resolution delivered to the Trustee, designate any Restricted Subsidiary of the Company (other than a Significant Subsidiary) (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Restricted Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary, and provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (ii) either
     (A) the Subsidiary to be so designated has total assets of $10,000 or less or (B) if such Subsidiary has assets greater than $10,000, such designation would be permitted under Section 5.06. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company, provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; (ii) immediately after giving effect to such designation the Company could incur $1.00 of additional Indebtedness under the proviso in paragraph
     (a) of Section 5.08; and (iii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such designation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture. Any designation by the Board shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions. Notwithstanding the foregoing, (i) Gesellschaft fur Elektrometallugie GmbH and its Subsidiaries, (ii) Elektrowerk Weisweller GmbH and its Subsidiaries,
     (iii) Metallurg do Brazil Ltda and its Subsidiaries and (iv) Companhia Industrial Fluminense and its Subsidiaries, shall be deemed to be Unrestricted Subsidiaries.

               "U.S. Government Obligations" mean securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guarantied as a full faith and credit obligation by the United States of America, that, in either case under clause (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of such government obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal on the U.S. Government Obligation evidenced by such depository receipt.

               "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

               "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing
     (i) the then outstanding aggregate principal amount of such Indebtedness into (ii) the total of the product obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

               "Wholly Owned" means, with respect to any Subsidiary of any Person, such Subsidiary if all of the outstanding Capital Stock in such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

               "Working Capital Agent" means The First National Bank of Boston, as agent for the lenders under the Working Capital Credit Facility or any successor thereto appointed pursuant to the terms of the Working Capital Credit Facility.

               "Working Capital Lenders" means each lender under the Working Capital Credit Facility.

               "Working Capital Credit Facility" means a credit facility provided to the Company, SMC and one or more of their Subsidiaries, all extensions, renewals, refinancings, replacements and refundings thereof, each as amended, supplemented or otherwise modified from time to time.

     Section 1.02.  Other Definitions.



                                                   Defined in
               Term                                  Section
               ----                                  -------

          "Affiliate Transaction"  . . . . . . . .      5.09
          "Change of Control Date"   . . . . . . .      5.12
          "Change of Control Offer"  . . . . . . .      5.12

          "Change of Control Payment Date" . . . .      5.12
          "Event of Default"   . . . . . . . . . .      7.01
          "Excess Proceeds"  . . . . . . . . . . .      5.13
          "Exceeds Proceeds Offer" . . . . . . . .      5.13
          "Exceeds Proceeds Payment Date"  . . . .      5.13
          "Guarantied Obligations" . . . . . . . .      3.01
          "Legal Holiday"  . . . . . . . . . . . .     12.07
          "Paying Agent"   . . . . . . . . . . . .      2.03
          "Registrar"  . . . . . . . . . . . . . .      2.03
          "Replacement Assets" . . . . . . . . . .      5.13
          "Restricted Payments"  . . . . . . . . .      5.06
          "Securities"   . . . . . . . . . . . . .     Preamble
          "Subject Property" . . . . . . . . . . .     11.04
          "Successor Company"  . . . . . . . . . .      6.01
          "Successor Guarantor"  . . . . . . . . .      6.01



     Section 1.03.  Incorporation by Reference of Trust Indenture Act.

               Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

               The following TIA terms used in this Indenture have the following meanings:

               "indenture securities" means the Securities;

               "indenture security holder" means a Holder;

               "indenture to be qualified" means this Indenture;

               "indenture trustee" or "institutional trustee" means the Trustee;

               "obligor" on the Securities means the Company and any other obligor on the Securities (including the Guarantor).

               All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

     Section 1.04.  Rules of Construction.

               Unless the context otherwise requires:

               (1)  a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States;

               (3) references to "generally accepted accounting principles" means generally accepted accounting principles in effect in the United States as of the time when and for the period as to which such accounting principles are to be applied, except that for purposes of financial calculations hereunder, shall mean all principles as in effect on the date hereof;

               (4)  "including" means including without limitation;

               (5)  "or" is not exclusive;

               (6) words in the singular include the plural, and in the plural include the singular; and

               (7)  provisions apply to successive events and transactions.


                                   ARTICLE 2.
                                 THE SECURITIES

     Section 2.01.  Form and Dating.

               The Securities, the notation thereon relating to the Guaranty pursuant to Article 3 hereof and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, the terms of which are incorporated in and made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject or usage. Each Security shall be dated the date of its authentication. The Securities shall be in denominations of $1,000 and integral multiples thereof.

     Section 2.02.  Execution and Authentication.

               An Officer of the Company shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be placed or reproduced on the Securities and may be in facsimile form.

               An Officer of Guarantor shall sign the Guaranty pursuant to
     Article 3 hereof for Guarantor by manual or facsimile signature.

               If an Officer of the Company or the Guarantor whose signature is on a Security no longer holds that office at the time the Security is authenticated by the Trustee, the Security shall nevertheless be valid.

               A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature of the Trustee shall be conclusive evidence that the Security has been authenticated under this Indenture.

               The Trustee shall authenticate Securities for original issue up to the aggregate principal amount stated in paragraph 4 of the Securities, upon a written order of the Company signed by two Officers of the Company, which order shall set forth the amount and the date of the Securities to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed the amount set forth in paragraph 4 of the Securities, except as provided in Sections 2.07 and 2.08 hereof.

               The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless limited by the term of such appointment, an authenticating agent may authenti-cate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes au-thentication by such agent. An authenticating agent has the same rights as an Agent for service of notice or demands.

     Section 2.03.  Registrar and Paying Agent.

               The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any addi-tional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.

               The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 8.07 hereof.

               The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Securities.

     Section 2.04.  Paying Agent to Hold Money in Trust.

               Not later than 11:00 a.m., New York City time, on each date on which principal of and interest on the Securities is due and payable, the Company shall deposit with the Paying Agent, in immediately available funds, a sum sufficient to pay such principal and interest. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities, and will notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

     Section 2.05.  Holder Lists.

               The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least seven Business Days before each interest payment date and before the final maturity date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses and taxpayer identification numbers of the Holders and the Company shall otherwise comply with TIA ss. 312(a).

     Section 2.06.  Transfer and Exchange.

               When Securities are presented to the Registrar or a co-registrar with a request to register, transfer or exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Securities at the Registrar's request, subject to such rules as the Trustee may reasonably require.

               The Company shall not be required (i) to issue, register the transfer of or exchange Securities during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Securities for redemption under Section 4.02 and ending at the close of business on the day of selection or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

               No service charge shall be made to the Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges (without a transfer to another Person) pursuant to Section 2.10, 4.06 or 10.05 hereof in which event the Company will be responsible for the payment of any such taxes).

               Prior to due presentment for registration of transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of princi-pal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

     Section 2.07.  Replacement Securities.

               If any mutilated Security is surrendered to the Trustee or the Registrar, or the Company and the Trustee receive evidence to their satisfaction that any Security is lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. Notwithstanding the foregoing, if any mutilated, lost, destroyed or wrongfully taken Security has become due or is to become due within 15 days of the receipt by the Company of a request for replacement, the Company may pay such Security when due in lieu of issuing a replacement Security. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for any tax that may be imposed and for their expenses in replacing a Security.

               Every replacement Security is an additional obligation of the Company.

               The provisions of this Section 2.07 are exclusive and shall preclude all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken
     Securities.

     Section 2.08.  Outstanding Securities.

               The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this
     Section 2.08 as not outstanding.

               If a Security is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Company and the Trustee receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

               If the principal amount of any Security is considered paid under Section 5.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

               Subject to Section 2.09 hereof, a Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

     Section 2.09.  Treasury Securities.

               In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Trust Officer knows are so owned shall be so disregarded.

     Section 2.10.  Temporary Securities.

               Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers, shall authenti-cate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

     Section 2.11.  Cancellation.

               The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, replacement or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, replacement, payment or cancellation and shall destroy cancelled Securities (subject to the record-retention requirement of the Exchange Act) and forward certification of their destruction to the Company unless the Company shall direct that cancelled Securities be returned to it. The Company may not issue new Securities to replace Securities that it has redeemed or paid or that have been delivered to the Trustee for cancellation.

     Section 2.12.  Defaulted Interest.

               If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date, in each case at the rate provided in Section 5.01 hereof. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before a special record date, the Company (or the Trustee, upon the Company's written request delivered at least 20 days prior to the special record date, in the name of and at the expense of the Company) shall mail to the Holders a notice that states the special record date, the related payment date and the amount of such defaulted interest to be paid.


                                   ARTICLE 3.
                                    GUARANTY

     Section 3.01.  Guaranty.

               For value received, Guarantor hereby unconditionally guaranties to the Holders and to the Trustee (i) the due and punctual payment of the principal of and interest on, the Securities, to the extent lawful, and all other amounts due and payable to the Trustee under this Indenture by the Company (collectively, the "Guarantied Obligations"), when and as the same shall become due and payable, whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, according to the terms of the Securities and this Indenture and (ii) the due and punctual performance in the case of any extension or renewal of time of payment of any Securities or any such other obligation, whether at stated maturity or by declaration of acceleration, call for redemption or otherwise, according to the terms of such extension or renewal. The Guaranty pursuant to this Article 3 constitutes a guaranty of payment in full when due and not merely a guaranty of collectibility.

               Notwithstanding the foregoing, Guarantor's liability under this Section 3.01 shall be limited to the maximum amount that would not result in Guarantor's Guaranty under this Section 3.01 constituting a fraudulent conveyance or fraudulent transfer under applicable law.

     Section 3.02.  Obligation of Guarantor Unconditional.

               Except as provided in Section 3.05, the obligations of Guarantor hereunder shall be as aforesaid absolute and unconditional, and shall not be impaired, modified, released or limited by any occurrence or condition whatsoever, including, without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of the Company contained in the Securities or this Indenture, (ii) any impairment, modification, release or limitation of the liability of the Company or its estate in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable Bankruptcy Law or other statute, as each may be then in effect or from any decision of any court, (iii) the assertion or exercise by the Company or the Trustee of any rights or remedies under the Securities or this Indenture or their delay in or failure to assert or exercise any such rights or remedies, (iv) the assignment or the purported assignment of any property as additional security for the Securities, including, without limitation, all or any part of the rights of the Company under this Indenture, (v) the extension of the time for payment by the Company of any payment or other sum or any part thereof owing or payable under any of the terms and provisions of the Securities or this Indenture or of the time for performance by the Company of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof,
     (vi) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Company set forth in this Indenture, (vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, the Company or the disaffirmance of this Guaranty pursuant to this Article 3 or the Securities or this Indenture in any such proceeding, (viii) the release or discharge of the Company from the performance or observance of any agreement, covenant, term or condition contained in the Securities or this Indenture by operation of law, (ix) the unenforceability of the Securities or this Indenture, (x) any exchange, release or application of Collateral, or (xi) any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor.

     Section 3.03.  Execution and Delivery of Guaranty.

               To evidence its Guaranty set forth in this Article 3, Guarantor hereby agrees that a notation of such Guaranty shall be placed on each Security authenticated and delivered by the Trustee and that this Guaranty shall be executed on behalf of such Guarantor by the manual or facsimile signature of one Officer of Guarantor.

               Guarantor further agrees that its Guaranty pursuant to this
     Article 3 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guaranty.

               If an Officer of Guarantor whose signature is on a Guaranty no longer holds that office at the time the Trustee authenticates the Security on which a Guaranty is endorsed, such Guaranty shall be valid nevertheless.

               The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guaranty set forth in this Indenture on behalf of Guarantor.

     Section 3.04.  Waiver Relating to Guaranties.

               Guarantor hereby (i) waives diligence, presentment, demand of payment, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Company, any right to require proceeding first against the Company or to realize on any collateral, protest or notice with respect to the Guarantied Obligations and all demands whatsoever, (ii) acknowledges that any agreement, instrument or document evidencing the Guarantied Obligations may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Guarantied Obligations without notice to them and (iii) covenants that its Guaranty pursuant to this Article 3 will not be discharged except pursuant to Section 3.05 or by complete performance of the Guarantied Obligations and of its Guaranty pursuant to this Article 3. Guarantor further agrees that, as between Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guarantied hereby may be accelerated as provided in
     Article 7 for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guarantied hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in
     Article 7, such obligations (whether or not due and payable) shall forthwith become due and payable by Guarantor for the purpose of this Guaranty. In addition, without limiting the foregoing provisions, upon the effectiveness of any acceleration under Article 7, the Trustee shall promptly make a demand for payment of the Securities under the Guaranty herein.

               Guarantor further agrees that if at any time all or any part of any payment theretofore applied by any Person to any Guarantied Obligation is, or must be, rescinded or returned for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of the Company, such Guarantied Obligation shall for the purposes of its Guaranty pursuant to this Article 3 to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and its Guaranty pursuant to this Article 3 shall continue to be effective or be reinstated, as the case may be, as to such Guarantied Obligations as though such application had not been made.

               Guarantor shall be subrogated to all rights of the Holders against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of the Guaranty; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of and interest on all Securities issued under this Indenture shall have been paid in full.

     Section 3.05.  Release of Guarantor.

               Without any action required on the part of Holders, the Trustee, the Company or the Guarantor, the Guarantor shall be released and discharged from its obligations under its Guaranty pursuant to this Article 3 upon the sale (whether effected by sale of all or substantially all of the assets or stock of the Guarantor), disposition (by consolidation, merger or otherwise) or dissolution of the Guarantor to the extent permitted hereby if as a result of such sale, disposition or dissolution, the Guarantor ceases to be a Subsidiary of the Company.

     Section 3.06.  Reinstatement of Guaranty.

               The Guaranty pursuant to this Article 3 shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any Holder, whether as a "voidable preference," "fraudulent conveyance," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.


                                   ARTICLE 4.
                                   REDEMPTION

     Section 4.01.  Notices to Trustee.

               If the Company elects to redeem Securities pursuant to the optional redemption provisions of Section 4.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days (unless a shorter period shall be agreed to by the Trustee) before a redemption date, an Officers' Certificate setting forth the Section of this Indenture pursuant to which the redemption shall occur, the redemption date, the principal amount of Securities to be redeemed and the redemption price.

     Section 4.02.  Selection of Securities to Be Redeemed.

               If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances and taking into account the provisions of the next paragraph. The particular Securities to be redeemed shall be selected unless otherwise provided herein, not less than 30 or more than 60 days prior to the redemption date by the Trustee from the outstanding Securities not previously called for redemption.

               If the Company shall so direct, Securities registered in the name of the Company or any Subsidiary thereof shall not be included in the Securities selected for redemption.

               The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities and portions of them selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Securities of a Holder are to be redeemed, the entire outstanding amount of Securities held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

     Section 4.03.  Notice of Redemption.

               At least 30 days but not more than 60 days before a redemption date, the Company shall mail, or cause to be mailed, a no-tice of redemption by first-class mail to each Holder whose Securities are to be redeemed.

               The notice shall identify the Securities to be redeemed and shall state:

               (1) the redemption date;

               (2) the redemption price;

               (3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued with an identification number;

               (4) the name and address of the Paying Agent;

               (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

               (6) that, unless the Company defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date;

               (7) the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed; and

               (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

               At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense;

     provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the redemption date (unless a shorter period shall be agreed to by the Trustee), an Officers' Certificate request-ing that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph of this Section 4.03.

     Section 4.04.  Effect of Notice of Redemption.

               Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date at the redemption price set forth in the Security. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

     Section 4.05.  Deposit of Redemption Price.

               No later than 11:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money, in immediately available funds, sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation. The Paying Agent shall return to the Company any money deposited with the Paying Agent by the Company in excess of the amount necessary to pay the redemption price of, and accrued interest on, all Securities to be redeemed. Funds provided for redemption may also be returned to the Company as provided in Section 9.03.

               If the Company complies with the preceding paragraph, interest on the Securities to be redeemed will cease to accrue on the applicable redemption date, whether or not such Securities are presented for payment. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal from the redemption date until such prin-cipal is paid and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in Section
     5.01 hereof.

     Section 4.06.  Securities Redeemed in Part.

               Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder (at the expense of the Company) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

     Section 4.07.  Optional Redemption.

               The Company may redeem all or any portion of the Securities upon the terms and at the redemption prices set forth in paragraph 5 of the Securities.

               Any redemption pursuant to this Section 4.07 shall be made pursuant to the provisions of Sections 4.01 through 4.06 hereof.

     Section 4.08.  Mandatory Redemption.

               The Company must redeem Securities upon the terms and at the redemption prices set forth in paragraph 6 of the Securities; provided, however, the Company may deliver to the Trustee in satisfaction of all or any part of its obligations hereunder
     Securities acquired by the Company other than pursuant to this Section
     4.08.

               Any redemption pursuant to this Section 4.08 shall be made pursuant to the provisions of Sections 4.02 through 4.06 hereof.


                                   ARTICLE 5.
                                   COVENANTS

     Section 5.01.  Payment of Securities.

               The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if, on such date, the Paying Agent holds in accordance with this Indenture money, in immediately available funds, sufficient to pay all principal and interest then due and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

               The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 2% per annum in excess of the then applicable interest rate on the Securities to the extent lawful and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

     Section 5.02.  Maintenance of Office or Agency.

               The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or Registrar or any co-registrar) where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

               The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designa-tion or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

               The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

     Section 5.03.  SEC Reports; Financial Statements.

               The Company shall furnish to the Trustee and the Holders, within 15 days after it files them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or

     Section 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to, or may not be required to remain subject, to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company shall furnish to the Trustee and the Holders, within 15 days after it would have been required to file such statements with the SEC, all quarterly consolidated financial statements or annual consolidated financial statements, including any notes thereto (and with respect to annual consolidated financial statements, an auditors' report therein by Deloitte & Touche LLP or another firm of established national reputation), comparable to the consolidated financial statements that the Company would have been required to include in such reports if the Company were subject to the requirements of Section 13 or Section 15(d) of the Exchange Act. The Company also shall comply with the provisions of TIA ss. 314(a).

     Section 5.04.  Compliance Certificate.

               (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an officers' certificate signed by the Company's principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officer with a view to determining whether the Company and each of those Subsidiaries has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such officer signing such certificate, that to the best of such officer's knowledge the Company and each of those Subsidiaries has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action the Company is taking or proposes to take with respect thereto). For the purpose of this Section 5.04(a), compliance shall be determined without regard to any period of grace or requirement of notice provided by the terms of this Indenture.

               (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual reports delivered to the Trustee and the Holders pursuant to Section 5.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be Deloitte & Touche LLP or another firm of established national reputation) that in making the examination necessary for certification of such annual reports nothing has come to their attention which would lead them to believe that the Company has violated Section 5.03 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

               (c) So long as any of the Securities are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Cer-tificate specifying such Default or Event of Default and the action the Company is taking or proposes to take with respect thereto.

     Section 5.05.  Stay, Extension and Usury Laws.

               The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture, and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants (to the extent that it may lawfully do so) that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


     Section 5.06.  Limitation on Restricted Payments.

               The Company will not, nor will it permit any Restricted Subsidiary to: (i) declare or pay any dividend or make any distribution on account of the Company's Capital Stock (other than dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock)); (ii) purchase, redeem or otherwise acquire or retire for value any of the Company's Capital Stock; (iii) make any principal payment on, purchase, redeem, retire, defease, prepay, decrease or otherwise acquire or retire for value prior to a scheduled final maturity, scheduled repayment or scheduled mandatory payment date (including pursuant to mandatory repurchase covenants) or maturity date any Indebtedness subordinated to the Securities of the Company or (iv) make any Restricted Investments in any Person (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments") if, after giving effect to such Restricted Payment:

                         (1) a Default or Event of Default has occurred and is continuing;

                         (2) the Company could not incur at least $1.00 of additional Indebtedness in compliance with Section 5.08; or

                         (3)  the aggregate amount expended for all
                    Restricted Payments subsequent to the Effective Date (the amount of any expenditures, if other than cash, as determined in good faith by the Board) exceeds the sum of (i) 50% of the aggregate Consolidated Net Income of the Company calculated on a cumulative basis for the period from the Effective Date to the last day of the Company's fiscal quarter immediately preceding the Company's fiscal quarter in which the Restricted Payment is proposed to be made plus (ii) the aggregate net proceeds, including cash and the fair market value of property other than cash (as determined in good faith by the Board) received by the Company (x) from the issuance after the Effective Date of Capital Stock of the Company (other than Disqualified Stock) and (y) upon the exercise after the Effective Date of any options, warrants or other rights to acquire the Capital Stock of the Company.

               The foregoing limitations on Restricted Payments shall not prohibit:

                    (a) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would comply with the provisions hereof; or

                    (b) the retirement of any shares of the Company's Capital Stock in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other shares of the Company's Capital Stock (other than Disqualified Stock); or

                    (c) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Securities including accrued and unpaid interest, with the proceeds of, or in exchange or conversion for, (A) shares of Capital Stock (other than Disqualified Stock) of the Company or (B) Refinancing Indebtedness which is subordinated in right of payment to the Securities to the same extent as the Indebtedness so refinanced; or

                    (d)  Restricted Payments contemplated by the Plan; or

                    (e) Investments by the Company or a Restricted Subsidiary that operates in a Related Business in an aggregate amount not to exceed $15,000,000; or

                    (f) payments or distributions pursuant to mergers permitted by this Indenture; or

                    (g) extension by the Company or any Restricted Subsidiary of trade credit on ordinary terms to Unrestricted Subsidiaries recorded as accounts receivable; or

                    (h) advances or capital contributions by the Company or Restricted Subsidiaries in Unrestricted Subsidiaries in an aggregate amount not to exceed $10,000,000 (net of any amounts paid after the Issue Date as dividends or other capital distributions or repayment of advances to the Company or any Restricted Subsidiary by Unrestricted Subsidiaries), other than capital contributions arising as a result of a conversion of permitted advances to Unrestricted Subsidiaries to equity in such Unrestricted Subsidiary; or

                    (i) Investments in Unrestricted Subsidiaries from capital contributions to the Company or the sale of Capital Stock of the Company; or

                    (j) repurchases of Capital Stock of the Company owned by employees of the Company or any of its Subsidiaries.


     Section 5.07. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

               The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to: (i) pay dividends or make any other distributions to the Company or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits; (ii) pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary; (iii) make loans or advances to the Company or any Restricted Subsidiary; (iv) transfer any of its property or assets to the Company or any Restricted Subsidiary; (v) grant Liens on its assets in favor of the Holders; or (vi) guaranty the Securities or any renewals or refinancings thereof, except for such encumbrances or restrictions existing under or by reason of: (A) applicable law, (B) restrictions contained in agreements in effect on the Issue Date and
     (C) Permitted Indebtedness.

     Section 5.08.  Limitation on Additional Indebtedness.

               The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, or otherwise become responsible for (collectively, "incur"), any Indebtedness for borrowed money, other than Permitted Indebtedness; provided, however, that the Company or its Restricted Subsidiary may incur Indebtedness for borrowed money if, after giving effect thereto, the Fixed Charge Coverage Ratio of the Company for the applicable four fiscal quarter period ending immediately prior to the Transaction Date would have been at least 1.5 to 1.0 after giving pro forma effect to such incurrence or issuance.

               An Unrestricted Subsidiary may incur Indebtedness for borrowed money in connection with the acquisition by such Unrestricted Subsidiary of the business, property or assets of, or the Capital Stock or other evidence of ownership of, any other Person, entity or business only if the recourse of the holder or holders of such Indebtedness is entirely to the business, property or assets of such Unrestricted Subsidiary or acquired

     Person, entity or business and neither the Company nor any Restricted Subsidiary has any liability with respect thereto except as described below under Section 5.09.

     Section 5.09.  Limitations on Transactions with Affiliates.

               The Company will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any transaction, contract, agreement, understanding, loan, advance or guaranty with, or for the benefit of, any Affiliate (other than the Company or any Restricted Subsidiary) (each of the foregoing, an "Affiliate Transaction"), unless such Affiliate Transaction is on terms that are no less favorable to the Company or Restricted Subsidiary than those that would have been obtained on an arms-length basis in a comparable transaction by the Company or Restricted Subsidiary with an unrelated Person, as determined by a majority of the independent members of the Board in their good faith judgment as evidenced by a resolution of the Board filed with the Trustee. Any Affiliate Transaction in excess of $10,000,000 shall be subject to the further requirement that the Company obtain an opinion of an independent financial advisor stating that the Affiliate Transaction is fair from a financial point of view to the Company or such Restricted Subsidiary.

     Section 5.10.  Corporate Existence.

               Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Significant Subsidiary in accordance with the respective organizational documents as they may be from time to time amended of the Company and each such Significant Subsidiary and the rights (charter and statutory), governmental licenses and governmental franchises of the Company and each such Significant Subsidiary; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any such Significant Subsidiary, if the pre-servation thereof is no longer necessary in the conduct of the business of the Company and the Significant Subsidiaries taken as a whole and the loss thereof is not adverse in any material respect to the Holders (which determination, if made in good faith by the Board, shall be conclusive).

     Section 5.11.  Limitation on Liens.

               The Company will not, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its assets or property now owned or hereafter acquired by it, except for Permitted Liens.

     Section 5.12.  Change of Control.

               Upon the occurrence of a Change of Control, each Holder shall have the right to require the repurchase of its Securities by the Company in cash pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 100% of the principal amount at maturity thereof, plus accrued and unpaid interest thereon, if any, to the date of payment (the "Change of Control Payment"). The Company is not required to make a Change of Control Offer following a Change of Control if a third party makes a Change of Control Offer that would be in compliance with the provisions described in this
     Section 5.12 if it were made by the Company and purchases the Securities validly tendered and not withdrawn. Prior to the mailing of the notice to Holders provided for in the succeeding paragraph, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all Indebtedness of the Company that would prohibit the repurchase of the Securities as provided for in the succeeding paragraph or (ii) obtain any requisite consents under instruments governing any such Indebtedness of the Company to permit the repurchase of the Securities as provided for in the succeeding paragraph. The Company shall first comply with the covenant in the preceding sentence before it shall be required to repurchase Securities pursuant to this Section 5.12.

               Within 30 days following the Change of Control, the Company shall mail a notice to the Trustee and each Holder stating: (i) that a Change of Control has occurred, that the Change of Control Offer is being made pursuant to this Section 5.12 and that all Securities validly tendered will be accepted for payment; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date"); (iii) that any Security not tendered will continue to accrue interest pursuant to its terms; (iv) that unless the Company defaults in the payment of the Change of Control Payment, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date; (v) that Holders electing to have any Security or portion thereof purchased pursuant to the Change of Control Offer will be required to surrender such Security, together with a form entitled "Option of the Holder to Elect Purchase" on the reverse side of such

     Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Change of Control Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and (vii) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof.

               On the Change of Control Payment Date, the Company shall:
     (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee, all Securities or portions thereof so accepted together with an Officers' Certificate specifying the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail, to the Holders of Securities so accepted, payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this
     Section 5.12, the Trustee shall act as Paying Agent.

               The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in the event that a Change of Control occurs and the Company is required to repurchase the Securities under this Section 5.12.

     Section 5.13.  Limitations on Asset Sales.

               The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless (a) the

     Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (b) at least 80% of such consideration consists of cash or Cash Equivalents. To the extent the Net Cash Proceeds of any Asset Sale are not required to be applied to repay or secure, and permanently reduce the commitments under, any Indebtedness of the Company or any Restricted Subsidiary, or are not so applied or used to secure, the Company or any Restricted Subsidiary, may apply such Net Cash Proceeds within 270 days thereof to an investment in properties and assets that will be used in a Related Business (or in Capital Stock of any Person that will become a Restricted Subsidiary as a result of such investment if such Person's primary business consists of a Related Business) of the Company or any Restricted Subsidiary ("Replacement Assets"). Notwithstanding the foregoing, the Company or its Restricted Subsidiaries may retain up to 25% of Net Cash Proceeds from Asset Sales for any purpose. Any Net Cash Proceeds from any Asset Sale that are neither used to repay or secure, and permanently reduce the commitments under, any Indebtedness of any Restricted Subsidiary nor invested in Replacement Assets within such 270-day period (exclusive of up to such 25% referred to in the preceding sentence) shall constitute "Excess Proceeds" subject to disposition as provided below.

               Within 20 days after the aggregate amount of Excess Proceeds equals or exceeds $5,000,000, the Company shall make an offer to purchase (an "Excess Proceeds Offer"), from all Holders of the Securities, that aggregate principal amount at maturity of Securities as can be purchased by application of such Excess Proceeds at a price in cash equal to 100% of the outstanding principal amount at maturity thereof plus accrued and unpaid interest, if any. Each Excess Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law. To the extent that the principal and accrued interest of Securities validly tendered and not withdrawn pursuant to an Excess Proceeds Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the principal and accrued interest of Securities validly tendered and not withdrawn by Holders thereof exceeds the amount of Securities which can be purchased with the Excess Proceeds, Securities to be purchased will be selected on a pro rata basis. Upon completion of such Excess Proceeds Offer, the amount of Excess Proceeds shall be reset to zero.

               Notwithstanding the two immediately preceding paragraphs, the Company and the Restricted Subsidiaries will be permitted to consummate an Asset Sale without compliance with such paragraphs to the extent such Asset Sale is contemplated by the Plan or approved by the Bankruptcy Court (as defined in the Plan) prior to the Issue Date; provided that any consideration not constituting Replacement Assets received by the Company or any of the Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the two preceding paragraphs.

               The Company shall commence an Excess Proceeds Offer by mailing a notice to the Trustee and each Holder stating: (i) that the Excess Proceeds Offer is being made pursuant to this Section 5.13 and that all Securities validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day five Business Days after the expiration date of the Excess Proceeds Offer, the "Excess Proceeds Payment Date"); (iii) that any Security not tendered will continue to accrue interest, as the case may be, pursuant to its terms; (iv) that, unless the Company defaults in the payment of the Excess Proceeds Payment, any Security accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest, as the case may be, on and after the Excess Proceeds Payment Date; (v) that Holders electing to have a Security purchased pursuant to the Excess Proceeds Offer will be required to surrender the Security, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Excess Proceeds Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the date of the expiration of the Excess Proceeds Offer, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and (vii) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof.

               On the date of the expiration of the Excess Proceeds Offer, the Company shall accept for payment on a pro rata basis

     Securities or portions thereof tendered pursuant to the Excess Proceeds Offer; and on or prior to the Excess Proceeds Payment Date,
     (i) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and (ii) deliver, or cause to be delivered, to the Trustee all Securities or portions thereof so accepted together with an Officers' Certificate specifying the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Payment Date. For purposes of this Section 5.13, the Trustee shall act as the Paying Agent.

               The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in the event that an Excess Proceeds Offer is required to be commenced and the Company is required to repurchase the Securities under this Section 5.13.


                                   ARTICLE 6.
                                   SUCCESSORS

     Section 6.01.  Limitation on Mergers, Consolidations or Sale of
     Assets.

               (a) The Company shall not consolidate with or merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets as an entirety to, any Person unless:

               (1) the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale or conveyance shall have been made (the "Successor Company"), is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

               (2) the Successor Company assumes, by supplemental Indenture in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

               (3) immediately after the transaction no Default or Event of Default exists;

               (4) immediately after the transaction, the Company or the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness for borrowed money as described in
          Section 5.08; and

               (5) prior to the consummation of the proposed transaction, the Company delivers to the Trustee an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and supplemental Indenture comply with this Indenture.

               (b) The Company shall not permit Guarantor to consolidate with or merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets as an entirety to, any Person unless:

               (1) the Person formed by or surviving any such consolidation or merger (if other than Guarantor), or to which such sale or conveyance shall have been made (the "Successor Guarantor"), is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

               (2) the Successor Guarantor assumes by supplemental Indenture in a form reasonably satisfactory to the Trustee, all the obligations of Guarantor under the Securities and this Indenture;

               (3) immediately after the transaction no Default or Event of Default exists; and

               (4) prior to the consummation of the proposed transaction, the Company delivers to the Trustee an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and supplemental Indenture comply with this Indenture.

     Section 6.02.  Successor Company Substituted.

               Upon any consolidation or merger, or any sale, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company or the Guarantor in accordance with Section 6.01, the Successor Company or the Successor Guarantor formed by such consolidation into or with which the Company or Guarantor is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor under this Indenture with the same effect as if such Successor Company or such Successor Guarantor had been named as the Company or the Guarantor herein and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities.


                                   ARTICLE 7.
                              DEFAULTS AND REMEDIES

     Section 7.01. Events of Default.

               An "Event of Default" shall include:

               (1) default by the Company for 30 days in payment of any interest due on the Securities when the same becomes due and pay-able;

               (2) default in the payment of the principal of any Securities when due upon redemption or otherwise or default in the purchase of Securities on the Excess Proceeds Payment Date or the Change of Control Payment Date pursuant to an Excess Proceeds Offer or Change of Control Offer which has been made to Holders;

               (3) default by the Company for 30 days in the performance of any other covenant contained in the Securities or this Indenture after written notice by the Trustee or Holders of at least 25% of the aggregate principal amount of the Securities outstanding;

               (4) default by the Company or any Significant Subsidiary which is a Restricted Subsidiary in the payment of any principal of or, for a period of five days, interest on any Indebtedness for borrowed money (other than the Securities) when due (after giving effect to any applicable grace periods) and the principal amount of such Indebtedness exceeds $5,000,000 in the aggregate;

               (5) default by the Company or any Significant Subsidiary which is a Restricted Subsidiary with respect to any Indebtedness for borrowed money exceeding $5,000,000 in the aggregate, which results in such Indebtedness becoming due or being declared due and payable;

               (6) any final judgment or order is rendered against the Company or any Significant Subsidiary which is a Restricted Subsidiary for more than $5,000,000 and such judgment or order remains unpaid, undischarged and unstayed for 60 days;

               (7) the Company or any Restricted Subsidiary which is a Significant Subsidiary shall, within the meaning of or pursuant to any Bankruptcy Law:

                    (A)  commence a voluntary case or proceeding,

                    (B) consent to the entry of an order for relief against it in an involuntary case or proceeding,

                    (C) consent to the appointment of a Custodian of it or for all or substantially all of its property,

                    (D) make a general assignment for the benefit of its creditors or

                    (E) generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally; or

               (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law with respect to the Company or any Restricted Subsidiary which is a Significant Subsidiary that:

                    (A)  is for relief against such Person in an
               involuntary case or proceeding,

                    (B) appoints a Custodian of such Person for all or substantially all of its properties, or

                    (C)  orders the liquidation of such Person,
          and in each case the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured; and

               (9) the failure of any Security Document to be in full force and effect in all material respects.

     Section 7.02.  Acceleration.

               If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 7.01) occurs and is continuing, the Trustee may, by written notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Securities may, by written notice to the Company and the Trustee, declare the unpaid principal of and any accrued but unpaid interest on all the Securities to be due and payable, together with the interest accrued thereon, immediately, all without presentment, demand, notice, protest or other requirements of any kind, all of which are hereby expressly waived.

               If an Event of Default specified in clause (7) or (8) of Se-ction 7.01 occurs, the unpaid principal of and any accrued but unpaid interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

               The Holders of a majority in principal amount of the then outstanding Securities by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

     Section 7.03.  Other Remedies.

               If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

               The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. Except as set forth in Section
     2.07 hereof, all remedies are cumulative to the extent permitted by law.

     Section 7.04.  Waiver of Past Defaults.

               Subject to Section 10.02 hereof, the Holders of a majority in principal amount of the then outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of and interest on any Security. Upon any such waiver, such Default or Event of Default shall cease to exist and together with any Event of Default arising therefrom, shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     Section 7.05.  Control by Majority.

               The Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that would involve the Trustee in personal liability or that may be unduly prejudicial to the rights of other Holders; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee shall be entitled to indemnification reasonably satisfactory to it against losses, liabilities or expenses caused by the taking or not taking of such action.

     Section 7.06.  Limitation on Suits.

               Subject to Section 7.07 hereof, a Holder may pursue a remedy with respect to this Indenture or the Securities only if:

               (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

               (2) the Holders of at least 25% in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

               (3) such Holder or Holders offer and, if requested, provide, to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

               (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

               (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

               A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

     Section 7.07.  Rights of Holders to Receive Payment.

               Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

     Section 7.08.  Collection Suit by Trustee.

               If an Event of Default specified in Section 7.01(1) or 7.01(2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of and interest remaining unpaid on the Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     Section 7.09.  Trustee May File Proofs of Claim.

               The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
     Section 8.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
     Section 8.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 7.10.  Priorities.

               If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

               First: to the Trustee, its agents and attorneys for amounts due under Section 8.07 hereof;

               Second: subject to Article 10 hereof, to the Holders for amounts due and unpaid on the Securities for principal and inter-est, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

               Third:  subject to Article 10 hereof, to the Company.

               The Trustee may fix a record date and payment date for any payment to Holders. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and the amount to be paid.

     Section 7.11.  Undertaking for Costs.

               In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
     Section 7.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.07 hereof or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.



                                   ARTICLE 8.
                                     TRUSTEE

     Section 8.01.  Duties of Trustee.

               (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the cir-cumstances in the conduct of such Person's own affairs.

               (2) Except during the continuance of an Event of Default known to the Trustee:

                    (a) The duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenant or obligation shall be read into this Indenture against the Trustee.

                    (b) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this

          Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

               (3) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                    (a) This paragraph does not limit the effect of paragraph (2) of this Section.

                    (b) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                    (c) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05 hereof.

               (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2), (3) and (5) of this Section 8.01.

               (5) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

               (6) Notwithstanding anything to the contrary outstanding, no provision of this Indenture or any Security Document shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

               (7) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

               (8) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 8.01 and to provisions of the TIA.

     Section 8.02.  Rights of Trustee.

               (1) The Trustee may conclusively rely and shall be protected from acting or refraining from acting based upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

               (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate (which shall conform to the provisions of Section 12.05 hereof) or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

               (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

               (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

               (5) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

     Section 8.03.  Individual Rights of Trustee.

               The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 8.10 and
     8.11 hereof.

     Section 8.04.  Trustee's Disclaimer.

               The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Security Documents or the Securities; it shall not be accountable for the Company's use of any money paid to the

     Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money re-ceived by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the issuance of the Securities or pursuant to this Indenture other than its certificate of authentication.

     Section 8.05.  Notice of Defaults.

               If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to the Holders a notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or Event of Default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.

     Section 8.06.  Reports by Trustee to Holders.

               Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to the Holders, as their names and addresses appear in the register of the Securities, a brief report dated as of such May 15 in accordance with, and to the extent required under, TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b). The Trustee also shall transmit by mail all reports as required by TIA ss. 313(c).

               A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company shall promptly notify the Trustee when the Securities are listed on any securities exchange.

     Section 8.07.  Compensation and Indemnity.

               The Company shall pay to the Trustee such compensation for its services hereunder and under the Security Documents as may be agreed upon by the Company and the Trustee from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

               The Company shall indemnify the Trustee against any loss, liability or expense incurred by it arising out of or in connection with the acceptance or administration of its duties, or the exercise of its rights or powers, under this Indenture or any Security Document, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The obligation of the Company under this Section 8.07 shall survive the satisfaction and discharge of this Indenture and the resignation and removal of the Trustee.

               The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own willful misconduct, negligence or bad faith.

               To secure the Company's payment obligations in this Section 8.07, the Trustee shall have a Lien prior to the Securities, but subject to the provisions of Section 3 of the Security Agreement and
     Section 6 of the Pledge Agreement, on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of the Indenture and the resignation or removal of the Trustee.

     Section 8.08.  Replacement of Trustee.

               A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 8.08.

               The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

               (1) the Trustee fails to comply with Section 8.10 hereof;

               (2) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (3) a Custodian or public officer takes charge of the Trustee or its property; or

               (4) the Trustee becomes incapable of acting.

               If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

               If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               If the Trustee after written request by any Holder who has been a bona fide Holder for at least six months fails to comply with
     Section 8.10 hereof, such Holder may petition, on behalf of himself and all others similarly situated, any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in
     Section 8.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 8.08 hereof, the Company's obligations under
     Section 8.07 hereof shall continue for the benefit of the retiring
     Trustee.

     Section 8.09.  Successor Trustee by Merger, Etc.

               If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, provided such successor is eligible and qualified under Section 8.10 hereof.

               In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture and any of the Securities shall have been authenticated but not delivered, any such successor Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or, in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

     Section 8.10.  Eligibility; Disqualification.

               There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

               This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1). The Trustee is subject to TIA ss. 310(b).

     Section 8.11.  Preferential Collection of Claims Against Company.

               The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                   ARTICLE 9.
                             DISCHARGE OF INDENTURE

     Section 9.01.  Satisfaction and Discharge of Indenture.

               This Indenture shall cease to be of further effect (except as to any surviving rights of transfer or exchange of the Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

               (1) either:

                    (a) all the Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 hereof and (ii) Securities for whose payment has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 9.03 hereof) have been delivered to the Trustee cancelled or for cancellation; or

                     (b) all such Securities not theretofore delivered to the Trustee cancelled or for cancellation, (i) have become due and payable, or (ii) will become due and payable at their stated maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee, as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee cancelled or for cancellation, for principal and interest to the date of such deposit which have become due and payable, or to the stated maturity date or redemption date, as the case may be;

               (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

               (3) the Company has delivered to the Trustee an Officers' Certificate stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

               Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section
     8.07 hereof shall survive.

     Section 9.02.  Application of Trust Money.

               The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 9.01 hereof. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

     Section 9.03.  Repayment to Company.

               The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time.

               The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have either caused notice of such payment to be mailed to each Holder entitled thereto not less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York. After payment to the Company, the Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     Section 9.04.  Indemnity for U.S. Government Obligations.

               The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against any deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

     Section 9.05.  Reinstatement.

               If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 9 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this
     Article 9; provided, however, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE 10.
                                   AMENDMENTS

     Section 10.01.  Without Consent of Holders.

               The Company and the Trustee may amend this Indenture, the Securities or any Security Document without the consent of any Holder:

               (1) to cure any ambiguity, defect, omission or inconsist-ency;

               (2) to make any change in Article 11 that would limit or terminate the benefits available to any Working Capital Lender under Article 11 or the Security Documents;

               (3) to reflect any change in generally accepted accounting principles which becomes effective subsequent to the date of this Indenture that otherwise would result in any change in any calculation required to determine compliance with any provision contained in this Indenture so that the determination of compliance with such provision will yield the same result as would have obtained prior to such change in generally accepted accounting principles;

               (4) to make any change that does not adversely affect the legal rights hereunder of any Holder; or

               (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company.

               Upon the request of the Company, accompanied by a resolution of the Board authorizing the execution of any such supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 10.06 hereof, the Trustee shall join with the Company in the execution of any supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental Indenture which affects its own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental Indenture.

               After an amendment under this Section 10.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 10.01.

     Section 10.02.  With Consent of Holders.

               The Company and the Trustee may amend this Indenture, the Securities or any Security Document with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities.

               Upon the request of the Company, accompanied by a resolution of the Board authorizing the execution of any such supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 10.06 hereof, the Trustee shall join with the Company in the execution of such supplemental Indenture unless such supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental Indenture.

               It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

               After an amendment or waiver under this Section 10.02 becomes effective, the Company shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental Indenture or waiver. The Holders of a majority in principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities. However, without the consent of each Holder affected, an amendment or waiver under this Section may not:

               (1) change the stated maturity of the principal of, or any installment of interest on, any Securities;

               (2) reduce the principal amount of or interest on, any Security;

               (3) change the place or currency of payment of principal of or interest on, any Security,

               (4) impair the right to institute suit for the enforcement of any payment on or after the redemption date or, in the case of an Excess Proceeds Offer or a Change of Control Offer which has been made, on or after the applicable Payment Date of any Security;

               (5) reduce the above-stated percentage of outstanding Securities the consent of whose Holders is necessary to modify or amend this Indenture;

               (6) waive a default in the payment of principal of or interest on the Securities;

               (7) reduce the percentage or aggregate principal amount of outstanding Securities the consent of whose Holders is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults;

               (8) adversely affect the ranking or security of the Securities; or

               (9) following the mailing of an Excess Proceeds Offer or a Change of Control Offer, modify the provisions of this Indenture with respect to such offer in a manner adverse to the Holders of the Securities.

     The Company shall give the Holders of the Securities notice of the effectiveness of any amendment under this Section 10.02.

     Section 10.03.  Compliance with Trust Indenture Act.

               Every amendment to this Indenture or the Securities at a time when this Indenture shall be qualified under the TIA shall be set forth in a supplemental Indenture that complies with the TIA as then in effect.

     Section 10.04.  Revocation and Effect of Consents.

               Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent that binds the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same Indebtedness as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder. The Company may fix a record date for determining which Holders must consent to such amendment, supplement or waiver, which record date shall be (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 2.05 hereof prior to such solicitation or (ii) such other date as the Company shall designate. If a record date is fixed, those Persons who were Holders of securities at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not those Persons continue to be Holders after such record date.

     Section 10.05.  Notation on or Exchange of Securities.

               The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security thereafter authenti-cated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver or of the Security.

     Section 10.06.  Trustee to Sign Amendments, Etc.

               The Trustee shall sign any amendment or supplemental Indenture authorized pursuant to this Article 10 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental Indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section
     8.01 hereof, shall be fully protected in relying upon (and may require), an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental Indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company and the Guarantor in accordance with its terms. The Company may not sign an amendment or supplemental Indenture until the Board approves it.


                                   ARTICLE 11.
                                    SECURITY

     Section 11.01.  Security Documents.

               (a) To secure the due and punctual payment of the Securities, the Company and the Trustee have entered into or will enter into the Security Documents to create the security interests thereunder and for related matters including, without limitation, appointment of the Working Capital Agent (or any other agent or representative) as agent for perfection of the security interests created pursuant to the Pledge Agreement. The Company covenants and agrees that it has full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, pledge, transfer, confirm and grant a security interest in the property constituting the Collateral, in the manner and form done in the Security Documents or intended to be done, and that the Company (i) will forever warrant and defend the title to the same against the claims of all Persons whatsoever in each case free and clear of all Liens whatsoever, except Liens permitted by Section 5.11 hereof and (ii) will execute, acknowledge and deliver to the Trustee such further assignments, transfers, assurances or other instruments and will do or cause to be done all such acts and things as may be necessary or proper to assure and confirm to the Trustee its interest in the Collateral, or any part thereof, as from time to time constituted, and its rights under the Security Documents so as to render the same available for the security and benefit of this Indenture and the Securities.

               (b) Each Holder, by accepting the Securities, consents and agrees to all of the terms and provisions of the Security Documents, including the relative priority of the interests of the Working Capital Lenders and Holders with respect to the Collateral, as the same may be amended from time to time pursuant to the provisions of the Security Documents and this Indenture, and authorizes and directs the Trustee to enter into each Security Document and to perform its obligations and exercise its rights thereunder in accordance therewith; provided, however, that if any Security Document limits, qualifies, or conflicts with the duties imposed by the provisions of the TIA, to the extent applicable, the TIA controls.

               (c) As long as the Specified Indebtedness is secured by a Lien on any Collateral of the Company, then as between the Working Capital Lenders and the Holders, (i) the proceeds of any enforcement, collection, execution, levy or foreclosure proceeding or otherwise, shall be applied first to the payment of the Specified Indebtedness or held as security for the Specified Indebtedness and (ii) the Holders shall refrain from taking any action to foreclose upon, take possession of, liquidate or proceed against, or otherwise exercise any rights or remedies under this Indenture or the Security Documents with respect to, any Collateral or hinder or delay the Working Capital Lenders in the exercise of any of their rights and remedies in respect of the Working Capital Credit Facility. Upon final payment in full in cash of the Specified Indebtedness, the Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Securities.

     Section 11.02.  Recording, Opinion of Counsel, Etc.

          The Company will cause, at its own expense, this Indenture, the Security Documents, and all amendments or supplements thereto, to be registered, recorded and filed and/or re-recorded and/or re-filed and/or renewed in such manner and in such place or places, if any, as may be required by law in order fully to preserve and protect the Liens of the Security Documents and all parts of the Collateral and to effectuate and preserve the security of the Holders and all rights of the Trustee.

          The Company shall furnish to the Trustee:

               (a) promptly after the execution and delivery of this Indenture and each Security Document or other instrument of further assurance, an Opinion of Counsel stating that, in the opinion of such counsel, the Security Documents and other instruments of further assurance, and any required financing statements with respect thereto, have been properly recorded, endorsed, registered and filed or other action has been taken, so as to make effective the Liens intended to be created thereby, and reciting the details of such action or stating that, in the opinion of such counsel, no such action is necessary to make such Liens effective; and

               (b) within 15 days after March 31 in each year beginning with the year 1998, an Opinion of Counsel, dated as of such date, either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of this Indenture and the Security Documents, financing statements, supplemental indentures, continuation statements or other instruments of further assurance as is necessary to maintain the Liens of the Security Documents and reciting the details of such action, or stating that, in the opinion of counsel, no such action prior to April 30 of the subsequent year is necessary to maintain such Lien.

               The Trustee shall hold in its possession the Security Documents, except as it from time to time may be required for actions, suits or proceedings relating to the Security Documents or for the purpose of enforcing or realizing upon any right or value thereby represented. The Trustee may, from time to time, in its sole discretion, for the purpose of convenient location of the Security Documents, appoint one or more agents to hold physical custody, for the account of the Trustee, of the Security Documents.

     Section 11.03.  Trust Indenture Act Requirements.

               (a) The release of any Collateral from the terms of any Security Document or the release, in whole or in part, of the Liens created by any Security Document, will not be deemed to impair the security interests thereunder in contravention of the provisions of this Indenture if and to the extent the Collateral or Liens are released pursuant to, and in accordance with, the applicable provisions hereof and of the Security Documents.

               (b) To the extent applicable, the Company shall cause ss. 314(d) of the TIA relating to the release of Collateral from the Liens of the Security Documents to be complied with. In the case of transactions permitted by Section 11.04(b) hereof, the Company shall deliver to the Trustee within 15 days after the end of each of the six-month periods ended on June 30 and December 31 in each year, an Officers' Certificate to the effect that all transactions effected pursuant to Section 11.04(b) hereof during the preceding six-month period were made in the Ordinary Course of Business and that all proceeds therefrom were used by the Company as permitted herein.

               (c) The fair value of Collateral released from the Liens of the Security Documents pursuant to Section 11.04(a) or (b) hereof shall not be considered in determining whether the aggregate fair value of Collateral released from the Liens of the Security Documents in any calendar year exceeds the 10% threshold specified in Section 314(d)(1) of the TIA; provided that the Company's right to rely on this sentence at any time is conditioned upon the Company having furnished to the Trustee all certificates described in Section 11.03(b) hereof that were required to be furnished to the Trustee at or prior to such time.

     Section 11.04.  Disposition of Certain Collateral without Requesting
     Release.

               (a) In connection with a sale, lease, exchange, transfer or other disposition of any of the Collateral which constitutes an Asset Sale and in which the Liens of the Working Capital Lenders are released, the Liens thereon of the Trustee shall be automatically, unconditionally and simultaneously released and the Trustee shall execute and deliver to the Working Capital Agent or the Company such termination statements, releases and other documents as the Working Capital Agent or the Company may request to effectively confirm such release. Notwithstanding the foregoing, the Liens granted to the Trustee shall, subject to all of the provisions of the Indenture and the Security Documents, continue in the proceeds of any sale, lease, exchange or other disposition of the Collateral if such proceeds are not applied to the Specified Indebtedness.

               (b) In addition to the provisions of Section 11.04(a) hereof, as long as the Company complies with the provisions of Section 11.03(b) hereof, the Company may, pursuant to and in accordance with this Indenture and the Security Documents, without requesting the release or consent of the Trustee,

                    (i) sell or dispose of in the Ordinary Course of Business free from the Liens of the Security Documents, any machinery, equipment, furniture, apparatus, tools or implements, materials or supplies or other similar property ("Subject Property") which, in its reasonable opinion, may have become obsolete or unfair for use in the conduct of its businesses or the operation of the Collateral upon replacing the same with, or substituting for the same, new Subject Property constituting Collateral not necessarily of the same character but being of at least equal value and utility as the Subject Property so disposed of as long as such new Subject Property becomes subject to the Liens of the Security Documents, which new Subject Property shall without further action become Collateral subject to the Liens of the Security Documents;

                    (ii) abandon, sell, assign, transfer, license or otherwise dispose of in the Ordinary Course of Business any personal property the use of which is no longer necessary or desirable in the proper conduct of the business of the Company and the maintenance of its earnings and is not material to the conduct of the business of the Company and its Subsidiaries taken as a whole;

                    (iii) grant in the Ordinary Course of Business, rights-of-way and easements over or in respect of any of the Company's real property, provided that such grant will not, in the reasonable opinion of the Company's Board of Directors, impair the usefulness of such property in the conduct of the Company's business, and will not be prejudicial to the interests of the Holders;

                    (iv) sell, transfer or otherwise dispose of Inventory in the Ordinary Course of Business;

                    (v) sell, collect, liquidate, factor or otherwise dispose of Accounts (as defined in the Security Agreement) and accounts receivable in the Ordinary Course of Business; and

                    (vi) make cash payments (including for the scheduled repayment of Indebtedness) from cash that is at any time part of the Collateral in the Ordinary Course of Business that are not otherwise prohibited by this Indenture and the Security Documents.

               (c) The Company shall not dispose of or transfer (by lease, assignment, sale or otherwise), in any transaction or any series of related transactions, Collateral pursuant to the provisions of Section 11.04(b) hereof with a fair value to the Company equal to 10% or more of the aggregate fair value of all Collateral then existing (as determined in the good faith judgment of the Company and, if required by the TIA, an independent appraiser) without complying with Sections
     5.13 and 11.03(b) hereof or if there is a default in the payment of principal of any of the Securities.

               (d) Upon receipt of a Company Request and subject to the Company's compliance with Section 314(c) of the TIA, to the extent applicable, the Trustee shall execute and deliver, within five business days from the receipt of the Company Request, any instrument deemed by the Company to be necessary or appropriate to dispose of portions of the Collateral pursuant to this Section 11.04 if the provisions of this Section 11.04 have been complied with.

     Section 11.05.  Other Release of Lien.

               (a) As long as no Event of Default has occurred and is continuing, whenever any property of the Company which shall be subject to the Liens of the Security Documents is disposed of and
     Section 11.04 hereof is not applicable, the Trustee shall release the same from the Liens thereof upon receipt by the Trustee of the following:

                    (i) A copy of a resolution of the Board of Directors of the Company, requesting such release;

                    (ii) An Officer's Certificate stating in substance as follows:

                    (A) That the Company has complied with all conditions precedent hereunder and under the Security Documents;

                    (B) That the Company has sold or exchanged, or contracted to sell or exchange, the property so to be released for a consideration representing, in the opinion of the signers, its full value to the Company, which consideration may be cash and/or other property, to be described in reasonable detail in such certificate;

                    (C) That the retention of such property is no longer desirable in the conduct of the business of the Company; and

                    (D) That any money stated in said certificate to have been received in consideration for any such sale or exchange is being applied in accordance with
                         Section 5.13 hereof.

                    (iii) An Opinion of Counsel to the effect that the Security Documents or other designated deeds or instruments of conveyance, assignment or transfer covering any property included in the consideration for such release or acquired with the proceeds of such sale, are sufficient to subject the same to the security interest granted by this Indenture or any Security Document.

               (b) Upon receipt of the Officers' Certificate and Opinion of Counsel required by Section 11.05(a) hereof, the Trustee must execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Lien on Collateral permitted to be released pursuant to this Indenture or any Security Document; and

               (c) The release of any Collateral from the terms of this Indenture and the Security Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof.

     Section 11.06.  Impairment of Security Interest.

               The Company will not, and will not permit any Subsidiary to, take or omit to take any action which reasonably might or would have the result of affecting or impairing the security interests with respect to the Collateral in contravention of this Indenture, and the Company shall not (and shall cause the Subsidiaries not to) grant to, or suffer to exist in favor of, any Person any interests whatsoever in the Collateral except as permitted by the Security Documents or this Indenture. The Company will not, and will not permit any Subsidiary to, enter into any agreement or instrument that by its terms expressly requires that the proceeds received from the sale of any Collateral be applied to repay, redeem or otherwise retire any Indebtedness of any Person other than as set forth in this Article 11 and the Security Documents.

     Section 11.07. Authorization of Receipt of Funds by the Trustee Under the Security Documents.

               Subject to the provisions of the Security Documents, the Trustee is authorized to receive any funds for the benefit of Holders of Securities under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

     Section 11.08.  Reliance on Company Request.

               The Trustee shall, before taking any action under this
     Article 11, be entitled to receive a Company Request, stating that such action will not be in contravention of the provisions hereof, and such Company Request shall be full protection to the Trustee for any action taken or omitted to be taken in reliance thereon; provided that, in the event and as long as this Indenture is qualified under the TIA, the Trustee's action under this Article 11 shall at all times be and remain subject to its duties under Section 315 of the TIA.

     Section 11.09.  Payment of Expenses.

               On demand of the Trustee, the Company forthwith shall pay or satisfactorily provide for all reasonable expenditures incurred by the Trustee under this Article 11, and the Trustee's entitlement to all such sums shall be secured by a Lien upon the Collateral.

     Section 11.10.  Trustee's Duties.

               The powers conferred upon the Trustee by this Article 11 are solely to protect the Liens of this Indenture and the Security Documents and shall not impose any duty upon the Trustee to exercise any such powers except as expressly provided in this Indenture. The Trustee shall be under no duty whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any Collateral, or to take any steps necessary to preserve any rights against prior parties except as expressly provided in this Indenture and the Security Documents. The Trustee shall not be liable for failure to collect or realize upon any or all of the Collateral, or for any delay in so doing, nor shall the Trustee be under any duty to take any action whatsoever with regard thereto. The Trustee shall have no duty to comply with any recording, filing or other legal requirements necessary to establish or maintain the validity, priority or enforceability of the Liens of this

     Indenture and the Security Documents in, or the Trustee's rights in or to, any of the Collateral.


                                   ARTICLE 12.
                                  MISCELLANEOUS

     Section 12.01.  Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA, to the extent applicable, through operation of Section 318(c) of the TIA, such imposed duties shall control.

     Section 12.02.  Notices.

     Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

               If to the Company or Guarantor:

               Metallurg, Inc.
               27 East 39th Street
               New York, New York  10016
               Attention:  Eric L. Schondorf, Esq.
               Telecopier No.:  (212) 481-7124

               With a Copy to:

               Weil, Gotshal & Manges LLP
               767 Fifth Avenue
               New York, New York  10153
               Attention:  Ronald F. Daitz, Esq.
               Telecopier No.:  (212) 310-8007

               If to the Trustee:

               IBJ Schroder Bank & Trust Company
               One State Street
               New York, New York  10004
               Attention:  Lance Wickel
               Telecopier No.:  (212) 858-2952

               With a Copy to:

               Proskauer Rose Goetz & Mendelsohn LLP
               1585 Broadway
               New York, New York  11036
               Attention:  Sheldon I. Hirshon, Esq.
               Telecopier No.:  (212) 969-2900


               The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

               If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee at the same time.

     Section 12.03.  Communication by Holders with Other Holders.

               Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent and anyone else shall have the protection of TIA ss. 312(c).

     Section 12.04.  Certificate and Opinion as to Conditions Precedent.

               Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

               (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent (including any covenants compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent (including any such covenants) have been complied with.

     Section 12.05.  Statements Required in Certificate or Opinion.

               Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than annual certificates provided pursuant to Section 5.04 hereof) shall include:

               (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such Person, such person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

     Section 12.06.  Rules by Trustee and Agents.

               The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

     Section 12.07.  Legal Holidays.

               A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     Section 12.08.  No Recourse Against Others.

               An incorporator, director, officer, employee, controlling Person or stockholder of the Company, as such, or any successor Person thereof shall not have any liability for any obligations of the Company or Trustee under the Securities or this Indenture or for any obligations of the Guarantor under the Guaranty or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability.

     Section 12.09.  Governing Law.

               THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

     Section 12.10.  No Adverse Interpretation of Other Agreements.

               This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     Section 12.11.  Successors.

               All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

     Section 12.12.  Severability.

               In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 12.13.  Counterpart Originals.

               The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     Section 12.14.  Table of Contents, Headings, Etc.

               The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                   ARTICLE 13.
                               MEETINGS OF HOLDERS

     Section 13.01.  Purposes of Meetings.

               A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 13 for any of the following purposes:

               (a) to give any notice to the Company or to the Trustee, or to give any direction to the Trustee, or to waive any non-performance hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of this Indenture;

               (b) to remove the Trustee and appoint a successor trustee pursuant to the provisions of Section 8.08 hereof;

               (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Article 10 hereof;

               (d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture or under applicable law.

     Section 13.02.  Call of Meetings by Trustee.

               The Trustee may at any time call a meeting of Holders to take any action specified in Section 13.01 hereof, to be held at such time and at such place in the State of New York, as the Trustee shall determine. Notice of each meeting of the Holders, setting forth the time and the place of such meeting and, in general terms, the action proposed to be taken at such meeting, shall be mailed by the Trustee to the Holders, not less than 20 but no more than 60 days prior to the date fixed for the meeting, at their last addresses as they shall appear on the register of the Securities.

     Section 13.03.  Call of Meetings by Company or Holders.

               If at any time the Company, pursuant to a resolution of its Board of Directors, or the Holders of at least 20% in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of Holders of Securities to take any action authorized in Section 13.01 hereof, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Securities in the amount above specified, as the case may be, may determine the time and the place in the State of New York for such meeting, and may call such meeting by mailing notice thereof as provided in Section 13.02 hereof.

     Section 13.04.  Persons Entitled to Vote at Meeting.

               To be entitled to vote at any meeting of Holders of Securities, a Person shall (a) be a Holder of Securities or (b) be a Person appointed by an instrument in writing as proxy by a Holder of Securities. The only Persons who shall be entitled to be present or speak at any meeting of the Holders of the Securities shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Company and its counsel.

     Section 13.05.  Regulations for Meeting.

               Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to the appointment of proxies, the proof of the holding of Securities, the appointment and duties of inspectors of votes, the submission and examination of proxies and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

               The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting unless the meeting shall have been called by the Company or by Holders as provided in Section 13.03 hereof, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman, and a permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

               At any meeting of Holders, the presence of Persons holding or representing Securities in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum; but, if less than a quorum be present, the Persons holding or representing a majority in aggregate principal amount of the Securities represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.

                                   SIGNATURES



                                   METALLURG, INC.


                                   By:
                                      ----------------------------------
     Attest:                           Name:
                                       Title:



     ----------------------------


                                   IBJ SCHRODER BANK & TRUST COMPANY, as
                                   Trustee


                                   By:
                                      -------------------------------
     Attest:                           Name:
                                       Title:


     --------------------------------



               Accepted and agreed to, solely with respect to the Guaranty of the Securities and all express obligations of the Guarantor set forth herein.

                              SHIELDALLOY METALLURGICAL CORPORATION


                              By:
                                 ------------------------
     Attest:                      Name:
                                  Title:

     _________________________

                                    EXHIBIT A

                               (Face of Security)
     No. ______

                                 METALLURG, INC.

                        12% Senior Secured Notes due 2007
                                                        CUSIP [           ]

          METALLURG, INC., a Delaware
          corporation organized and existing under the laws
          of the State of Delaware, promises to pay to
          ________________________________ or registered
          assigns, the principal sum of                   Dollars
          as set forth herein.

            Maturity Date:  [________ __, 2007]
     Interest Payment Dates:  January 1 and July 1
             Record Dates:  December 15 and June 15

     Reference is hereby made to the further provisions of this Security set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     ATTEST:                            METALLURG, INC.


                                       ,               By:
                                                          -----------------


     ----------------
                                           [Chief Executive Officer]
     [SEAL]

     Dated:

     Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.

     IBJ SCHRODER BANK & TRUST COMPANY, as Trustee


     ____________________________,
     By:
         Authorized Officer

                               (Back of Security)


                                 METALLURG, INC.

                        12% Senior Secured Notes due 2007



                1. Interest. METALLURG, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at an interest rate of 12% per annum. The Company shall pay interest semi-annually in arrears on January 1 and July 1 to the holders of record of this Security ("Holders") at the close of business on December 15 and June 15 next preceding the interest payment date. Interest shall initially accrue from January 1, 1997 and the first interest payment date will be July 1, 1997. Interest shall be computed on the basis of a 365- or 366-day year.

                2. Method of Payment. The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the record date for the next interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

                3.  Paying Agent and Registrar.  Initially,
     ________________, a ___________ corporation, as trustee (the
     "Trustee"), shall act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice. The Company or any of its subsidiaries may act in any such capacity.

                4.  Indenture.  The Company issued the Securities under an
     Indenture dated as of                , 1997 (the "Indenture") among
                           ----------- ---
     the Company, the Guarantor and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture. The Securities are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Indenture and such Act for a statement of such terms. The Securities are secured obligations of the Company limited to [$60,000,000] in aggregate prin-cipal amount.

               The Indenture contains certain covenants that, among other things, limit (i) the issuance of additional indebtedness by the Company, (ii) certain transactions with affiliates, (iii) sales of assets, including capital stock of subsidiaries, and (iv) certain consolidations, mergers and transfers of assets.

                5. Optional Redemption. The Company may redeem the Securities, in whole or in part, at any time or from time to time, prior to maturity, upon not less than 30 nor more than 60 days prior notice, at 103% of principal amount of the Securities plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 36-month period commencing the earlier of [April 1, 1997] and the Issue Date (as defined in the Indenture), and thereafter at 100% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the redemption date.

                6. Mandatory Redemption. The Company will be required to make a mandatory redemption in respect of the Securities as follows:


                                               Principal Amount
                    Date                       To Be Redeemed

                    March __, 2004                $2,500,000
                    March __, 2005                $2,500,000
                    March __, 2006                $2,500,000



               7. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at such Holder's registered address.

               If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances and taking into account the provisions of the next paragraph. The particular Securities to be redeemed shall be selected unless otherwise provided herein, not less than 30 or more than 60 days prior to the redemption date by the Trustee from the outstanding Securities not previously called for redemption.

               If the Company shall so direct, Securities registered in the name of the Company or any Subsidiary thereof shall not be included in the Securities selected for redemption.

               The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities and portions of them selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Securities of a Holder are to be redeemed, the entire outstanding amount of Securities held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sen-tence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

               If this Security is redeemed subsequent to a record date with respect to any interest payment date specified above and prior to such interest payment date, then any accrued interest shall be paid to the Person who surrenders this Security for redemption.

               8.   Repurchase at Option of Holder.   Sections 5.12 and
     5.13 of the Indenture provide that upon the occurrence of a Change of Control or, under certain circumstances, after an Asset Sale, and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of the Securities in accordance with the procedures set forth in the Indenture. Holders of Securities that are subject to an offer to purchase will receive an offer to purchase from the Company prior to any related purchase date, and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

               9. Security Documents. In order to secure the due and punctual payment of the principal of and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Company has granted Liens on the Collateral to the Trustee for the benefit of the Holders of the Securities pursuant to the Indenture and the Security Documents. The Securities will be secured by Liens on the Collateral that are subordinate to the Liens of the holders of Specified Indebtedness and certain other permitted encumbrances.

               Each Holder, by accepting this Security, acknowledges and agrees that, as provided in the Security Documents, the Liens on the Collateral granted to the Holders shall be subordinated and junior to the prior Liens on and security interests in the Collateral and all proceeds thereof granted to the holders of Specified Indebtedness.

               Each Holder, by accepting this Security, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the respective provisions thereof and the Indenture.

               The Trustee and each Holder acknowledge that a release of any of the Collateral or any Lien strictly in accordance with the terms and provisions of the Security Documents and the terms and provisions of the Indenture will not be deemed for any purpose to be an impairment of the security under the Indenture.

               10.  Denominations, Transfer, Exchange.   The Securities are
     in registered form in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appro-priate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

               11. Persons Deemed Owners. The registered Holder of a Security shall be treated as its owner for all purposes.

               12. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities, and any existing Default may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Without the consent of any Holder, the Indenture or the Securities may be amended to cure any ambiguity, defect, omission or inconsistency, to make any change that does not adversely affect the rights of any Holder or to reflect certain changes in generally accepted accounting principles.

               13. Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default occurs and is continuing (other than an Event of Default specified in Sections 7.01(7) and (8) (with respect to the Company)), the Trustee may, by written notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Securities may, by written notice to the Company and the Trustee, declare the unpaid principal of and any accrued but unpaid interest on all the then outstanding Securities to be due and payable, together with the interest accrued thereon, immediately, all without presentment, demand, notice, protest or other requirements of any kind. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

               14. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

               15. No Recourse Against Others. An incorporator, a director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any obligations of a Guarantor under the Guaranties or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

               16. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

               17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act.)

               18. Indenture. Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

               19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of re demption and reliance may be placed only on the other identification numbers placed hereon or thereon.

               20. THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

               The Trustee will, at the expense of the Company, furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:




                    Attention:

                                 ASSIGNMENT FORM


               To assign this Security, fill in the form below:  (I) or
     (we) assign and transfer this Security to:

     _________________________________________________________________
                  (insert assignee's soc. sec. or tax I.D. no.)

     _________________________________________________________________
     _________________________________________________________________
     _________________________________________________________________
     _________________________________________________________________
     _________________________________________________________________
               (Print or type assignee's name, address and zip code)

     and irrevocably appoint ____________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


     Date:_______________ Your signature:_____________________________
                                         (Sign exactly as your name
                                         appears on the other side of
                                                     this Security)



     Signature Guarantee:_________________________

     (All signatures must be guaranteed by a member of a national securities exchange or of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company located in the United States.)

                       OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Security purchased by the Company pursuant to Section 5.12 or 5.13 of the Indenture, check the box:



     If you want to elect to have any part of this Security purchased by the Company pursuant to Section 4.07 of the Indenture, state the amount: $_______________


     Date:                Your Signature:
                                 (Sign exactly as your
                                 name appears on the
                                 other side of this
                                 Security)

     Signature Guarantee:

                          FORM OF NOTATION ON SECURITY
                              RELATING TO GUARANTY



     This Security is guarantied as provided in Article 3 of the Indenture and shall be subject to the provisions relating to release and discharge of the Guarantor's obligations under this Guaranty provided therein.

     IN WITNESS WHEREOF, each of the Guarantor has caused this Guaranty to be duly executed in facsimile by its duly authorized officer.


     SHIELDALLOY METALLURGICAL CORPORATION



                                        By:______________________
                                           Name:
                                           Title:

                                    EXHIBIT B

                                     FORM OF
                               SECURITY AGREEMENT


               SECURITY AGREEMENT, dated _________, 1997, made by
     Metallurg, Inc., a Delaware corporation (the "Grantor"), in favor of IBJ Schroder Bank & Trust Company, a banking corporation duly organized and existing under the laws of the State of New York, as trustee (the "Trustee"), acting on behalf of the holders (the "Holders" and together with the Trustee, the "Secured Parties") of certain senior secured notes due 2007 of the Grantor (the
     "Securities").

                              W I T N E S S E T H :
                              -------------------
               WHEREAS, pursuant to the Indenture, dated as of _________, 1997, between the Grantor, Shieldalloy Metallurgical Corporation, a Delaware corporation and direct, wholly owned subsidiary of the Grantor and the Trustee (said Indenture, as it may be amended, supplemented or otherwise modified from time to time, being the "Indenture"), the Securities were issued to the Holders;

               WHEREAS, pursuant to the terms of Section 11.01 of the Indenture, the Grantor has agreed to grant the security interests contemplated herein;

               WHEREAS, to secure the Specified Indebtedness, the Grantor has granted a security interest (the "Senior Lien") in the Collateral (as hereinafter defined) pursuant to the security agreement, dated _________________, 1997, in favor of the Working Capital Agent, as agent for the Working Capital Lenders (the "WCCF Security Agreement");

               WHEREAS, the Senior Lien is to be senior and prior to the Lien created hereby in favor the Trustee; and

               NOW, THEREFORE, the Grantor hereby agrees with the Trustee on behalf and for the ratable benefit of the Holders as follows:

               I.  Defined Terms.   Capitalized terms used herein and not
                   -------------
     otherwise defined herein have the meanings ascribed to them in the
     Indenture.   As used in this Agreement, the following terms have the
     meanings specified below (such meanings being equally applicable to both the singular and plural forms of the terms defined):

                    "Account" means any "account," as such term is defined
                     -------
               in Section 9-106 of the UCC, now owned or hereafter acquired by the Grantor and, in any event, includes, without limitation, (i) all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to the Grantor (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by the Grantor or from any other transaction, whether or not the same involves the sale of goods or services by the Grantor (including, without limitation, any such obligation which might be characterized as an account or contract right under the
               UCC), (ii) all of Grantor's rights in, to and under all pur-chase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Grantor's rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (iii) all moneys due or to become due to the Grantor under all contracts for the sale of goods or the performance of services or both by the Grantor (whether or not yet earned by performance on the part of the Grantor or in connection with any other transaction), now in existence or hereafter occurring, in-cluding, without limitation, the right to receive the pro-ceeds of said purchase orders and contracts, and (iv) all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

                    "Account Debtor" means any "account debtor," as such
                     --------------
               term is defined in Section 9-105(1)(a) of the UCC.

                    "Chattel Paper" means any "chattel paper," as such term
                     -------------
               is defined in Section 9-105(1)(b) of the UCC, now owned or hereafter acquired by the Grantor.

                    "Collateral" has the meaning assigned to such term in
                     ----------
               Section 2 of this Agreement.

                    "Contracts" means all contracts, undertakings or other
                     ---------
               agreements (other than Chattel Paper, Documents or Instruments) in or under which the Grantor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

                    "Documents" means any "document," as such term is
                     ---------
               defined in Section 9-105(1)(f) of the UCC, now owned or hereafter acquired by the Grantor.

                    "Equipment" means any "equipment," as such term is
                     ---------
               defined in Section 9-109(2) of the UCC, now owned or hereafter acquired by the Grantor and, in any event, includes, without limitation, all machinery, equipment, furnishings, fixtures, vehicles, computers and other electronic data-processing and office equipment now owned or hereafter acquired by the Grantor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

                    "General Intangibles" means any "general intangibles,"
                     -------------------
               as such term is defined in Section 9-106 of the UCC, now owned or hereafter acquired by the Grantor and, in any event, includes, without limitation, all customer lists, trademarks, patents, rights in intellectual property, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether patented or patentable or not) and technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill, rights of indemnification and all right, title and interest which the Grantor may now or hereafter have in or under any Contract, now owned or hereafter acquired by the Grantor.

                    "Grantor" has the meaning specified in the preamble
                     -------
               hereto.

                    "Holders" have the meaning specified in the preamble
                     -------
               hereto.

                    "Indenture" has the meaning specified in the recitals
                     ---------
               hereto.

                    "Insolvency or Liquidation Proceeding" shall mean (i)
                     ------------------------------------
               any voluntary or involuntary case or proceeding under Bankruptcy Law with respect to the Grantor, (ii) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Grantor or to any of its respective assets, or (iii) any liquidation, dissolution, reorganization or winding up of the Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iv) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Grantor.

                    "Instrument" means any "instrument," as such term is
                     ----------
               defined in Section 9-105(1)(i) of the UCC, now owned or hereafter acquired by the Grantor, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

                    "Inventory" means any "inventory," as such term is
                     ---------
               defined in Section 9-109(4) of the UCC, now owned or here-after acquired by the Grantor wherever located, and, in any event, includes, without limitation, all inventory, merchandise, goods and other personal property now owned or hereafter acquired by the Grantor which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in the Grantor's business, or the processing, packaging, delivery or shipping of the same, and all finished goods.

                    "Proceeds" means "proceeds," as such term is defined in
                     --------
               Section 9-306(1) of the UCC, and, in any event, shall include, without limitation, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatso-ever) made or due and payable to the Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

                    "Secured Parties" has the meaning specified in the
                     ---------------
               preamble hereto.

                    "Securities" has the meaning specified in the preamble
                     ----------
               hereto.

                    "Senior Lien" has the meaning specified in the recitals
                     -----------
               hereto.

                    "Transaction Documents" means this Agreement, the
                     ---------------------
               Indenture, the Pledge Agreement and the Securities.

                    "Trustee" has the meaning specified in the preamble
                     -------
               hereto.

                    "UCC" means the Uniform Commercial Code as the same
                     ---
               may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of
                     --------  -------
               mandatory provisions of law, any or all of the attachment, perfection or priority of the Trustee's and the Holders' se-curity interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attach-ment, perfection or priority and for purposes of definitions related to such provisions.

                    "WCCF Security Agreement" has the meaning specified in
                     -----------------------
               the recitals hereto.

               II.  Grant of Security Interest.  A.  As collateral security
                    --------------------------
     for the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of the Securities and to induce the Holders to accept the Securities, the Grantor hereby assigns, conveys, pledges, hypothecates and transfers to the Trustee, on behalf and for the ratable benefit of the Holders, and hereby grants to the Trustee, on behalf and for the ratable benefit of the Holders, a security interest in, all of the Grantor's right, title and interest in, to and under the following (all of which being hereinafter collectively referred to as the "Collateral"), which security interest shall be junior and subordinated to the Senior Lien as provided in Section 3 hereof:

                    1.   all Accounts;

                    2.   all Contracts;

                    3.   all Documents;

                    4.   all Instruments;

                    5.   all Inventory;

                    6.   all Chattel Paper;

                    7.    all Equipment;

                    8.    all General Intangibles;

                     9. to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing; and

                    provided, however, that any Contract shall not be
                    --------  -------
               Collateral if the granting hereunder of a security interest in such Contract would violate the terms thereof or would result in the non-breaching party under such Contract obtaining the right to terminate such Contact.

               III.  Subordination to the Senior Lien.  (a)  The Secured
                     --------------------------------
     Parties hereby expressly agree as follows:

                    (i) that notwithstanding the date, manner (including,
               without limitation, the Liens on the Collateral) granted to the Secured Parties or of any Liens granted to the Working Capital Agent, for the benefit of the Working Capital Lenders, and notwithstanding any provision of the UCC, or any applicable law or decision or any other Transaction Document or the Working Capital Credit Facility or any other circumstances whatsoever, each Secured Party hereby agrees that

                         (A) the Working Capital Agent, for the benefit of
                    the Working Capital Lenders, shall have a senior and prior Lien on and security interest in the Collateral and all proceeds thereof to secure the claims of such holders;

                         (B) any Lien in the Collateral now or hereafter
                    held by the Secured Parties regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens in the Collateral securing Specified Indebtedness; and

                         (C) all Liens securing Specified Indebtedness
                    shall be and remain senior to all Liens securing the Securities for all purposes, whether or not such Liens securing Specified Indebtedness are subordinated to any Lien securing any other obligations of the Grantor;
                    (ii) neither the Trustee nor any Holder shall contest
               or support any other Person in contesting, in any action or proceeding or otherwise (including, without limitation, any Insolvency or Liquidation Proceeding), the validity or enforceability of the Specified Indebtedness or the perfection or priority of any Lien securing Specified Indebtedness held by the Working Capital Agent or the Working Capital Lenders;

                    (iii) neither the Trustee nor any Holder shall take or
               receive from or on behalf of the Grantor directly or indirectly, in cash or other property or by setoff, counterclaim or in any manner (whether pursuant to any enforcement, collection, execution, levy or foreclosure proceeding or otherwise) any Collateral or any proceeds of Collateral, unless and until all Specified Indebtedness shall have been paid in full in cash; provided, however,
                                                     --------  -------
               that nothing herein shall preclude the Pledgor from making the payments in respect of the Securities required by the terms thereof;

                    (iv) unless and until the Specified Indebtedness has
               been paid in full in cash, neither the Trustee nor any Holder shall assert any remedy in respect of the Collateral or any Lien therein held by the Trustee on behalf and for the ratable benefit of the Holders (including, without limitation, under or in respect of the Transaction Documents); and

                    (v) unless and until all Specified Indebtedness has
               been paid in full in cash, neither the Trustee nor any Holder will commence, or join with any Person (other than the Working Capital Lenders and the Working Capital Agent) in commencing any enforcement, collection, execution, levy or foreclosure proceeding or otherwise in respect of the Collateral or any Lien therein granted under any Transaction Document or otherwise.

               (b) Any proceeds of Collateral received by the Trustee or any Holder in contravention of this Section 3, and, if applicable, any sums received by the Trustee under Section 507(b) of the federal Bankruptcy Law, shall be segregated and held in trust and forthwith paid over to the Working Capital Agent for the benefit of the Working Capital Lenders in the same form received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

               (c) In connection with a sale, lease, exchange, transfer or other disposition of any Collateral in which the Liens of the Working Capital Lenders are released, the Liens thereon of the Secured Parties shall be automatically, unconditionally and simultaneously released and the Trustee shall execute and deliver to the Working Capital Agent or the Grantor such termination statements, releases and other documents as the Working Capital Agent or the Grantor may request to effectively confirm such release. Notwithstanding the foregoing, the Liens granted to the Secured Parties shall, subject to all of the provisions of the Indenture and this Agreement, continue in the proceeds of any sale, lease, exchange or other disposition of the Collateral if such proceeds are not applied to, or used to secure, the Specified Indebtedness.

               (d) Each Secured Party hereby waives any and all rights it may have to object to the manner in which the Working Capital Agent or the Working Capital Lenders seek to enforce or collect the Specified Indebtedness or the Liens granted in any of the Collateral, including waiving any right based on any duty to conduct any such sale, lease, exchange, transfer or other disposition in a commercially reasonable manner.

               (e) In furtherance of the foregoing, the Trustee, on behalf and for the ratable benefit of the Holders from time to time, will execute and deliver to the Working Capital Agent undated UCC termination statements in respect of all of the Collateral in such number and such jurisdictions as determined by the Working Capital Agent. Each Secured Party hereby appoints the Working Capital Agent as its attorney-in-fact and authorizes the Working Capital Agent to complete the UCC termination statements and file them in order to carry out the purposes of this Section 3(e). This appointment and authorization is coupled with an interest and is irrevocable.

               (f) If at any time any payment made or value received with respect to any Specified Indebtedness is rescinded or must otherwise be returned by the Working Capital Agent or any Working Capital Lender upon the insolvency, bankruptcy, or reorganization of the Grantor, or otherwise, then (i) to the extent necessary to repay in full in cash the Specified Indebtedness, the Trustee will, upon written demand by the Working Capital Agent, deliver to the Working Capital Agent any funds or property previously received by the Trustee with respect to the Collateral and then held by the Trustee, and (ii) to the extent previously terminated, the Senior Lien and the other rights and priorities in favor of the Working Capital Agent and the Working Capital Lenders under this Section 3 shall be reinstated as though such payment had not been made or value received.

               (g) The provisions of this Section 3 are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the Working Capital Lenders on the other hand. Nothing contained in this Section 3 or any other Transaction Document is intended to or shall (i) impair, as among the Grantor, its creditors (other than the Working Capital Lenders) and the Secured Parties, the obligation of the Grantor, which is absolute and unconditional, to pay to the Secured Parties the principal of and interest on, and any other amount payable by the Grantor under the Transaction Documents as and when the same shall become due and payable in accordance with its terms; or (ii) affect the relative rights against the Grantor of the Secured Parties and its creditors (other than the Working Capital Lenders); or (iii) prevent the Secured Parties from accelerating the Securities and the Trustee commencing any action to enforce or collect any payments theretofore due under the Indenture or the Securities, provided that the Trustee may not take action to foreclose or otherwise realize on the Collateral if any Specified Indebtedness is then outstanding in contravention of this Section 3.

               IV.  Rights of the Secured Parties.
                    -----------------------------
               It is expressly agreed by the Grantor that, anything herein to the contrary notwithstanding, the Grantor shall remain liable under each of the Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder and the Grantor shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract. Neither the Trustee nor any Holder shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the granting of a security interest in any Contract to the Trustee on behalf and for the ratable benefit of the Holders of a security interest therein or the receipt by the Trustee or any Holder of any payment relating to any Contract pursuant hereto, nor shall the Trustee or any Holder be required or obligated in any manner to perform or fulfill any of the obligations of the Grantor under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

               V.  Representations and Warranties.  The Grantor hereby
                   ------------------------------
     represents and warrants to the Secured Parties as follows:

               A. The Grantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

               B. The execution, delivery and performance by the Grantor of this Agreement are within the Grantor's corporate powers, have been duly authorized by all necessary corporate action, do not contravene the Grantor's certificate of incorporation or by-laws, any requirement of law or any order or decree of any court, or any contractual obligation of the Grantor, and do not result in or require the creation of any Lien (other than pursuant to the Indenture) upon or with respect to any of its properties.

               C. No consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority is required for the due execution, delivery and performance by the Grantor of this Agreement except for filing of the UCC financing statements listed on Schedule I hereto.

               D. This Agreement has been duly executed and delivered by the Grantor and is the legal, valid and binding obligation of the Grantor, enforceable against the Grantor in accordance with its terms.

               E. There are no pending or, to the Grantor's knowledge, threatened actions, investigations or proceedings affecting the Grantor or any of its Subsidiaries before any court, governmental authority or arbitrator other than those that in the aggregate have no reasonable likelihood of having a material adverse effect on the rights or remedies of the Holders or the ability of the Grantor to perform its obligations hereunder.

               F. The Grantor is the sole owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good title thereto, free and clear of any and all Liens, except for the security interest granted pursuant to this Agreement and other Permitted Liens. No material amounts payable under or in connection with any of its Accounts or Contracts are evidenced by Instruments which have not been delivered to the Trustee or the Working Capital Agent pursuant to the terms of the WCCF Security Agreement.

               G. No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by the Grantor in favor of the Trustee pursuant to this Agreement or such as relate to other Permitted Liens.

               H. Appropriate financing statements having been filed in the jurisdictions listed on Schedule I hereto, this Agreement is effective to create a valid and continuing Lien on and prior to all other Liens, to the extent that a Lien may be perfected by the filing of such financing statements, and except as to the Senior Lien, certain other Permitted Liens and to the extent that financing statements are not required pursuant to Section 6(m) hereof. Except as provided in Section 6(m) hereof, all action necessary or desirable to protect and perfect such security interest in each item of the Collateral has been duly taken.

               I. The Grantor's principal place of business and the place where its records concerning the Collateral are kept and the location of its Inventory and Equipment are set forth on Schedule II hereto.

               J. The amount represented by the Grantor to the Trustee from time to time as owing by each Account Debtor or by all Account Debtors in respect of the Accounts of the Grantor will at such time be the correct amount actually and unconditionally owing by such Account Debtors thereunder.

               VI.  Covenants.  The Grantor covenants and agrees with the
                    ---------
     Trustee that from and after the date of this Agreement and until the obligations under the Securities are fully satisfied:

               A.  Maintenance of Records.  The Grantor will keep and
                   ----------------------
          maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. The Grantor will mark its books and records pertaining to the Collateral to evidence this Agreement and the Lien and security interests granted hereby. For the Trustee's and the Holders' further security, the Grantor agrees that the Trustee and the Holders shall have a special property interest in all of the Grantor's books and records pertaining to the Collateral and, subject to the provisions of Section 3 hereof, upon the occurrence and during the continuance of any Event of Default, the Grantor shall deliver and turn over any such books and records to the Trustee or to its representatives at any time on demand of the Trustee. Prior to the occurrence of an Event of Default and upon reasonable notice from the Trustee, the Grantor shall permit any representative of the Trustee to inspect such books and records and will provide photocopies thereof to the Trustee.

               B.  Indemnification.  In any suit, proceeding or action
                   ---------------
          brought by the Trustee or any Holder relating to any Account, Chattel Paper, Contract, General Intangible or Instrument for any sum owing thereunder, or to enforce any provision of any Account, Chattel Paper, Contract, General Intangible or Instrument, the Grantor will save, indemnify and keep each of the Trustee and the Holders harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by the Grantor of any obligation thereunder or arising out of any other agreement, Indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from the Grantor, and all such obligations of the Grantor shall be and remain enforceable against and only against the Grantor and shall not be enforceable against the Trustee or the Holders.

               C.  Compliance with Laws, Etc.  The Grantor will comply, in
                   -------------------------
          all material respects, with all acts, rules, regulations, orders, decrees and directions of any governmental authority, applicable to the Collateral or any part thereof or to the operation of the Grantor's business; provided, however, that the Grantor may
                              --------  -------
          contest any act, regulation, order, decree or direction in any reasonable manner which shall not, in the sole opinion of the Trustee, adversely affect the Trustee's rights hereunder or adversely affect its Lien on and security interest in the Collateral.

               D.  Payment.  The Grantor will pay promptly when due all
                   -------
          taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom and all claims of any kind (including, without limitation, claims for labor, materials and supplies), except that no such charge need be paid if (i) such non-payment does not involve any danger of the sale, forfeiture or loss of any of the Collateral or any interest therein, and (ii) such charge is adequately reserved against in accordance with and to the extent required by generally accepted accounting principles.

               E.  Compliance with Terms of Accounts, Etc.  In all material
                   --------------------------------------
          respects, the Grantor will comply with and perform with all obligations, covenants, conditions and agreements with respect to any Account, Chattel Paper or Contract and all other agreements to which it is a party or by which it is bound.

               F.  Limitation on Liens on Collateral.  The Grantor will not

                   ---------------------------------

          create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Liens, and will defend the right, title and interest of the Trustee and the Holders in and to any of the

          Grantor's rights under the Contracts, Chattel Paper, General Intangibles, Equipment, Documents, Instruments, and Inventory and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever.

               G.  Maintenance of Insurance.  The Grantor will maintain,
                   ------------------------
          with financially sound and reputable companies, insurance policies (i) insuring its Inventory and Equipment against loss by fire, explosion, theft and such other casualties as are usually insured against by companies engaged in the same or similar businesses and (ii) insuring the Grantor and the Trustee and the Holders against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business, naming the Trustee, subject to the Senior Lien, as an additional insured with a lender loss payable clause in favor of the Trustee on behalf and for the ratable benefit of the Holders. The Grantor shall, if so requested by the Trustee, deliver to the Trustee as often as the Trustee may reasonably request, a report of a reputable insurance broker satisfactory to the Trustee with respect to the insurance on its Inventory and Equipment. All insurance with respect to the Inventory and Equipment shall (i) contain a clause which provides that the Secured Parties' interest under the policy will not be invalidated by any act or omission of, or any breach of warranty by, the insured, or by any change in the title, ownership or possession of the insured property, or by the use of the property for purposes more hazardous than is permitted in the policy, and (ii) provide that no cancellation, reduction in amount or change in coverage thereof shall be effective until at least ten days after receipt by the Trustee of written notice thereof.

               H.  Limitations on Disposition.  The Grantor will not sell,
                   --------------------------
          lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so, except as permitted by the Indenture.

               I.  Further Identification of Collateral.  The Grantor will,
                   ------------------------------------
          if so requested by the Trustee, furnish to the Trustee, as often as the Trustee reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Trustee may reasonably request, all in reasonable detail.

               J.  Right of Inspection.  Upon reasonable notice to the
                   -------------------
          Grantor (unless an Event of Default has occurred and is continuing, in which case no notice is necessary), the Trustee shall at all times have full and free access during normal business hours to all the books and records and correspondence of the Grantor, and the Trustee or its representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Grantor agrees to render to the Trustee, at the Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Upon reasonable notice to the Grantor (unless an Event of Default has occurred and is continuing, in which case no notice is necessary) but subject to the provisions of Section 3 hereof, the Trustee and its representatives shall also have the right to enter into and upon any premises where any of the Inventory and Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

               K.  Maintenance of Equipment.  The Grantor will keep and
                   ------------------------
          maintain the Equipment in good operating condition sufficient for the continuation of the business conducted by the Grantor on a basis consistent with past practices, and the Grantor will provide all maintenance and service and all repairs necessary for such purpose.

               L.  Continuous Perfection.  The Grantor will not change its
                   ---------------------
          name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the UCC (or any other then applicable provision of the UCC) unless the Grantor shall have given the Trustee at least 30 days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Trustee to amend such financing statement or continuation state-ment so that it is not seriously misleading. The Grantor will not change its principal place of business or remove its records or change the location of its Inventory and Equipment, each as set forth on Schedule II hereto, unless it gives the Trustee at least 30 days' prior written notice thereof and has taken such action as is necessary to cause the security interest of the Trustee in the Collateral to continue to be perfected.

               M.  Collateral Perfection.   The Grantor shall not be
                   ---------------------
          required to file UCC financing statements or their equivalents in any jurisdiction (i) outside of the United States, (ii) where the value of Collateral located in such jurisdiction is less than $100,000 or (iii) if the Grantor would incur any recording fees or taxes in connection with any such filing other than nominal fees or taxes. The Grantor shall be only required to use commercially reasonable efforts in obtaining waivers from third-party bailees.

               VII.  The Trustee's Appointment as Attorney-in-Fact.  A.
                     ---------------------------------------------
     Subject to the provisions of Section 3 hereof,

                    1. the Grantor hereby irrevocably constitutes and appoints the Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time in the Trustee's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which the Trustee may deem necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Trustee the power and right, on behalf of the Grantor, without notice to or assent by the Grantor to do the following:

                    2. to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the name of the Grantor or in its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Trustee for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Trustee for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

                    3. to pay or discharge taxes, Liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

                    4. (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Trustee or as the Trustee shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other Documents constituting or relating to the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Trustee may deem appropriate; (G) to license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any patent or trademark, throughout the world for such term or terms, on such conditions, and in such manner, as the Trustee shall in its sole discretion determine; and (H) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Trustee were the absolute owner thereof for all purposes, and to do, at the Trustee's option and the Grantor's expense, at any time, or from time to time, all acts and things which the Trustee reasonably deems necessary to protect, preserve or realize upon the Collateral and the Trustee's and the Holders' Lien therein, in order to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.

               B. The Trustee agrees that, except upon the occurrence and during the continuance of any Event of Default but subject to the provisions of Section 3 hereof, it will forbear from exercising the power of attorney or any rights granted to the Trustee pursuant to this Section 7. The Grantor hereby ratifies, to the extent permitted by law, all that any said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 7, being coupled with an interest, shall be irrevocable until the Securities are indefeasibly paid in full.

               C. The powers conferred on the Trustee hereunder are solely to protect the Trustee's and the Holders' interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act, except for its own gross negligence or willful misconduct.

               D. Subject to the provisions of Section 3 hereof, the Grantor also authorizes the Trustee, at any time and from time to time upon the occurrence and during the continuance of an Event of Default, (i) to communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of the Grantor in and under the Contracts hereunder and other matters relating thereto and (ii) to execute, in connection with the sale provided for in Section 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

               VIII.  Performance by the Trustee of the Grantor's
                      -------------------------------------------
     Obligations.  If the Grantor fails to perform or comply with any of
     -----------
     its agreements contained herein and the Trustee, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Trustee incurred in connection with such performance or compliance, shall be payable by the Grantor to the Trustee on demand and shall constitute obligations secured hereby.

               IX.  Remedies, Rights Upon an Event of Default.
                    -----------------------------------------
               A. If any Event of Default shall occur and be continuing, the Trustee shall, subject to the provisions of Section 3 hereof and the Indenture, at the request of the Holders of at least 25% of the aggregate principal amount of the outstanding Securities, or may with the consent of the Holders of a majority in principal amount of the outstanding Securities, exercise in addition to all other rights and remedies granted to it in this Agreement, the Indenture or any other instrument or agreement securing, evidencing or relating to the Securities, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Grantor expressly agrees that in any such event the Trustee, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Grantor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law) but subject to the provisions of Section 3 hereof, may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or any of the Trustee's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Trustee or any Holder shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption the Grantor hereby releases. The Grantor further agrees, at the Trustee's request to assemble the Collateral and make it available to the Trustee at places which the Trustee shall reasonably select, whether at the Grantor's premises or elsewhere. Subject to the provisions of Section 3 hereof, the Trustee shall apply the net proceeds of any such collection, recovery receipt, appropriation, realization or sale, as provided in Section 9(d) hereof, with the Grantor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Trustee of any other amount required by any provision of law, including Section 9-504(1)(c) of the UCC, need the Trustee to account for the surplus, if any, to the Grantor. To the maximum extent permitted by applicable law, the Grantor waives all claims, damages, and demands against the Secured Parties arising out of the repossession, retention or sale of the Collateral. The Grantor agrees that the Trustee need not give more that ten days' notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Secured Parties are entitled, the Grantor also being liable for the reasonable fees and expenses of any attorneys employed by the Trustee and the Holders to collect such deficiency.

               B. The Grantor also agrees to pay all reasonable costs of the Trustee and the Holders, including, without limitation, reasonable attorneys' fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

               C. The Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

               D. After the termination and release of the Senior Lien and subject to the provisions of Section 3 hereof, the Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by the Trustee in the following order of priorities:

               First, to the payment of the reasonable costs and expenses of such sale, including, without limitation, reasonable expenses of the Trustee and its agents including the reasonable fees and expenses of its counsel, all reasonable expenses, liabilities and advances made or incurred by the Trustee and the Holders in connection therewith or pursuant to Section 8 hereof and all other amounts to which the Trustee may be entitled under Section
          8.07 of the Indenture;

               Second, to the Holders pro rata for the payment in full of the Securities; and

               Finally, after payment in full of all the Securities, to the payment of the Grantor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same as a court of competent jurisdiction may direct.

               X.  Limitation on the Secured Parties' Duty in Respect of
                   -----------------------------------------------------
     Collateral.  No Secured Party shall have any duty as to any Collateral
     ----------
     in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that each Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control.
     Upon request of the Grantor, the Trustee shall account for any moneys received by it in respect of any foreclosure on or disposition of the Collateral.

               XI.  Security Interest Absolute.  All rights of the Trustee
                    --------------------------
     and security interests hereunder, and all obligations of the Grantor hereunder, shall be absolute and unconditional irrespective of:

                    1. any lack of validity or enforceability of any provision of the Indenture, the Securities or any other Transaction Document or any other agreement or instrument relating thereto;

                    2. any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all or any of the Securities, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Indenture, the Securities or any other Transaction Document;

                    3. any exchange, release or non-perfection of any Lien on any other collateral, or any release or amendment or waiver of any term of any guaranty of, or consent to departure from any requirement of any guaranty of, all or any of the Securities; or

                    4. any other circumstance which might otherwise constitute a defense available to, or a discharge of, a borrower or a pledgor.

               XII.  Continuing Security Interest.  This Agreement shall
                     ----------------------------
     create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full of the Securities, (ii) be binding upon the Grantor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Trustee and the Holders hereunder, to the benefit of and be enforceable by the Secured Parties and their respective successors, transferees and assigns. At such time as no Securities are outstanding, the Grantor shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

               XIII.  Notices.  All notices and other communications
                      -------
     provided for hereunder shall be in writing (including telegraphic, telex, telecopy, or cable communication) and certified mailed, telegraphed, telexed, telecopied, cabled or delivered by hand, if to the Grantor or the Trustee, addressed to it as provided in the Indenture, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 11. All such notices and other communications shall, when certified mailed, telegraphed, telexed, telecopied, cabled or delivered, be effective three Business Days after being deposited in the mails, or when delivered to the telegraph company, confirmed by telex answerback, telecopied with automatic confirmation of receipt, delivered to the cable company, or delivered by hand to the addressee or its agent, respectively.

               XIV. Amendments, Etc.  No amendment or waiver of any
                    ---------------
     provision of this Agreement nor consent to any departure by the Grantor therefrom shall in any event be effective unless the same shall be in writing, approved by the Holders of a majority in principal amount of the outstanding Securities (except as otherwise provided under Section 10.02 of the Indenture) and signed by the Trustee, and then any such waiver or consent shall only be effective in the specific instance and for the specific purpose for which given.

               XV.  No Waiver; Remedies.  A.  No failure on the part of any
                    -------------------
     Secured Party to exercise, and no delay in exercising any right here-under shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative, may be exercised singly or concurrently, and are not exclusive of any remedies provided by law or any other Transaction Document.

               B. Failure by any of the Secured Parties at any time or times hereafter to require strict performance by the Grantor or any other Person of any of the provisions, warranties, terms or conditions contained in any Transaction Document now or at any time or times hereafter executed by the Grantor or any such other Person and delivered to any of the Secured Parties shall not waive, affect or diminish any right of any of the Secured Parties at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any course of conduct or knowledge of any of the Secured Parties, or any agent, officer or employee of any Secured Party.

               XVI.  Successors and Assigns.  This Agreement and all
                     ----------------------
     obligations of the Grantor hereunder shall be binding upon the successors and assigns of the Grantor, and shall, together with the rights and remedies of the Trustee hereunder, inure to the benefit of the Trustee, the Holders, and their respective successors and assigns.

               XVII.     Governing Law.  This Agreement shall be governed
                         -------------
     by, and be construed and interpreted in accordance with, the law of the State of New York. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity and without invalidating the remaining provisions of this Agreement.

               XVIII.  Waiver of Jury Trial.  The Grantor waives any right
                       --------------------
     it may have to trial by jury in any action or proceeding to enforce or defend any rights or remedies hereunder, under the Indenture or under any of the other Transaction Documents or any other document relating to any of the foregoing.

               XIX.  Further Indemnification.  The Grantor agrees to pay,
                     -----------------------
     and to hold the Trustee and each Holder harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

               XX.  Section Titles.  The Section titles contained in this
                    --------------
     Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

               IN WITNESS WHEREOF, The Grantor has caused this Agreement to be executed and delivered by its duly authorized officer on the date first above written.


                                   METALLURG, INC.


                                   By:
                                       ------------------------------------
                                       Name:
                                       Title:


     Accepted and acknowledged by:

     IBJ Schroder Bank & Trust Company, as Trustee


     By:
         ---------------------------------
        Name:
         Title:

                        SCHEDULE I TO SECURITY AGREEMENT


                                     FILINGS
                                     -------
          JURISDICTION                       FILING OFFICE
          ------------                       -------------

                                                                SCHEDULE II

                        SCHEDULE II TO SECURITY AGREEMENT


                   LOCATION OF RECORDS AND CERTAIN COLLATERAL
                   ------------------------------------------


     Principal Place of
     Business and
     Location of Records
     -------------------






     Location of
     Inventory
     and Equipment
     -------------

                                    EXHIBIT C

                                     FORM OF
                                PLEDGE AGREEMENT


               PLEDGE AGREEMENT, dated __________________, 1997, made by Metallurg, Inc., a Delaware corporation (the "Pledgor"), and IBJ Schroder Bank & Trust Company, a banking corporation duly organized and existing under the laws of the State of New York, as trustee (the "Trustee"), acting on behalf of the holders (the "Holders" and together with the Trustee, the "Secured Parties") of the senior secured notes due 2007 of the Pledgor (the "Securities").


                              W I T N E S S E T H:
                              -------------------
               WHEREAS, pursuant to the Indenture, dated as of _________, 1997, between the Pledgor, Shieldalloy Metallurgical Corporation, a Delaware corporation and direct, wholly owned subsidiary of the Grantor ("SMC"), and the Trustee (said Indenture, as it may be amended, supplemented or otherwise modified from time to time, being the "Indenture"), the Securities were issued to the Holders;

               WHEREAS, pursuant to the terms of Section 11.01 of the Indenture, the Pledgor has agreed to grant the security interests contemplated herein;

               WHEREAS, the Pledgor is the legal and beneficial owner of the shares of capital stock described in Schedule I hereto and issued by the issuers named therein (the "Pledged Shares");

               WHEREAS, to secure the Specified Indebtedness, the Pledgor has granted a security interest (the "Senior Pledge") in the Collateral (as hereinafter defined) pursuant to the pledge agreement, dated _________________, 1997, in favor of the Working Capital Agent, as agent for the Working Capital Lenders (the "WCCF Pledge
     Agreement");

               WHEREAS, the Senior Pledge is to be senior and prior to the Lien created hereby in favor of the Trustee; and

               NOW, THEREFORE, in consideration of the premises, the parties hereto hereby mutually agree:

               SECTION 1.  Defined Terms.  Capitalized terms used herein
                           -------------
     and not otherwise defined herein have the meanings ascribed to them in the Indenture.

               SECTION 2.  Pledge.  (a) The Pledgor hereby pledges to the
                           ------
     Trustee on behalf and for the ratable benefit of the Holders and grants to the Trustee on behalf and for the ratable benefit of the Holders a security interest in the following (all of which being hereinafter collectively referred to as the "Pledged Collateral"), which security interest shall be junior and subordinated to the Senior Pledge as provided in Section 6 hereof:

                    (i)  all of the Pledged Shares;

                    (ii)  all additional shares of stock or other
                    securities of SMC from time to time acquired by the
                    Pledgor in any manner and all shares of stock or other securities of any Person who, after the date of this Agreement, becomes, as a result of any occurrence, a Significant Subsidiary of the Borrower; provided,
                                                            --------
                    however, that there are no other Liens (other than a
                    -------
                    Lien in favor of the Working Capital Lenders) on the shares of such Significant Subsidiary (any such shares being "Additional Pledged Shares");

                    (iii) the certificates representing the shares referred to in clauses (i) and (ii) above; and

                    (iv) all dividends, cash, instruments and other property or proceeds, from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

               provided, however, that nothing herein shall require the Pledgor
               --------  -------
     to pledge any shares or any Additional Pledged Shares to the extent such pledge is not permitted by law.

               SECTION 3.  Security Interest.  This Agreement secures and
                           -----------------
     the Pledged Collateral is security for the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of the Securities.

               SECTION 4.  Delivery of Pledged Collateral.  As long as the
                           ------------------------------
     Senior Pledge shall not have been terminated or released with respect thereto, all certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to, and held on behalf of the Trustee, by the Working Capital Agent pursuant to Section 7 hereof and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank. Upon the termination and the release of the Senior Pledge but subject to the provisions of Section 6 hereof, the Working Capital Agent shall deliver to the Trustee such Pledged Collateral (including all instruments of transfer and assignment) in its possession or otherwise held pursuant to this Agreement, except to the extent that the Working Capital Agent on behalf of the Working Capital Lenders has retained, otherwise acquired, sold or otherwise disposed of the Pledged Collateral in full or partial satisfaction of the Senior Pledge.

               SECTION 5.  Representations and Warranties.  The Pledgor
                           ------------------------------
     represents and warrants to the Trustee for the benefit of the Holders:

               (a) The Pledged Shares (i) have been duly authorized and validly issued; (ii) are fully paid and non-assessable; (iii) the Pledged Shares issued by SMC constitute 100% of the issued and outstanding shares of stock of SMC and (iv) the Pledged Shares issued by the Issuers (other than SMC) constitute at least 66 2/3% less one share of the issued and outstanding shares of stock of such Issuer.

               (b) The Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any Lien, except for the Lien created by this Agreement and the Senior Pledge.

               (c) The pledge of the Pledged Shares and Additional Pledged Shares pursuant to this Agreement creates a valid and perfected security interest in the Pledged Collateral, in favor of the Trustee on behalf and for the ratable benefit of the Holders securing the payment of all of the Securities.

               (d) No consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority is required either (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the due execution, delivery or performance of this Agreement by the Pledgor, or (ii) for the exercise by the Trustee of the voting or other rights provided for in this Agreement or of the remedies in respect of the Pledged Col-lateral pursuant to this Agreement, except as may be required in connection with the disposition of the Pledged Collateral by laws affecting the offering and sale of securities generally.

               (e) The execution, delivery and performance by the Pledgor of this Agreement are within the Pledgor's corporate powers, have been duly authorized by all necessary corporate action, do not contravene the Pledgor's certificate of incorporation or by-laws, any requirement of law, any order or decree of any court applicable to the Pledgor or any contractual obligation of the Pledgor.

               (f) There are no pending or, to the Pledgor's knowledge, threatened actions, investigations or proceedings affecting the Pledgor or any of its Subsidiaries before any court, governmental authority or arbitrator other than those that in the aggregate have no reasonable likelihood of having a material adverse effect on the rights or remedies of the Holders or the ability of the Grantor to perform its obligations hereunder.

               SECTION 6.  Subordination to the Senior Pledge.  (a)  The
                           ----------------------------------
     Secured Parties hereby expressly agree as follows:

                    (i) that notwithstanding the date, manner (including,
               without limitation, the Liens on the Pledged Collateral) granted to the Secured Parties or of any Liens granted to the Working Capital Agent, for the benefit of the Working Capital Lenders, and notwithstanding any provision of the Uniform Commercial Code (the "UCC") in effect in the State of New York at that time, or any applicable law or decision or any other Transaction Document or the Working Capital Credit Facility or any other circumstances whatsoever, each Secured Party hereby agrees that

                         (A) the Working Capital Agent, for the benefit of
                    the Working Capital Lenders, shall have a senior and prior Lien on and security interest in the Pledged Collateral and all proceeds thereof to secure the claims of such holders; and

                         (B) any Lien in the Pledged Collateral now or
                    hereafter held by the Secured Parties regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens in the Pledged Collateral securing Specified Indebtedness; and

                         (C) all Liens securing Specified Indebtedness
                    shall be and remain senior to all Liens securing the Securities for all purposes, whether or not such Liens securing Specified Indebtedness are subordinated to any Lien securing any other obligations of the Pledgor;

                    (ii) neither the Trustee nor any Holder shall contest
               or support any other Person in contesting, in any action or proceeding or otherwise (including, without limitation, any Insolvency or Liquidation Proceeding (as defined in the Security Agreement)), the validity or enforceability of the Specified Indebtedness or the perfection or priority of any Lien securing Specified Indebtedness held by the Working Capital Agent or the Working Capital Lenders;

                    (iii) neither the Trustee nor any Holder shall take or
               receive from or on behalf of the Pledgor directly or indirectly, in cash or other property or by setoff, counterclaim or in any manner (whether pursuant to any enforcement, collection, execution, levy or foreclosure proceeding or otherwise) any Pledged Collateral or any proceeds of Pledged Collateral, unless and until all Specified Indebtedness shall have been paid in full in cash, provided, however, that nothing herein shall preclude the
               --------  -------
               Pledgor from making the payments in respect of the Securities required by the terms thereof;

                    (iv) unless and until the Specified Indebtedness has
               been paid in full in cash, neither the Trustee nor any Holder shall assert any remedy in respect of the Pledged Collateral or any Lien therein held by the Trustee on behalf and for the ratable benefit of the Holders (including, without limitation, under or in respect of the Transaction Documents); and

                    (v) unless and until all Specified Indebtedness has
               been paid in full in cash, neither the Trustee nor any Holder will commence, or join with any Person (other than the Working Capital Lenders and the Working Capital Agent) in commencing any enforcement, collection, execution, levy or foreclosure proceeding or otherwise in respect of the Pledged Collateral or any Lien therein granted under any Transaction Document or otherwise.

               (b) Any proceeds of the Pledged Collateral received by the Trustee or any Holder in contravention of this Section 6 and, if applicable, any sums received by the Trustee under Section 507(b) of the federal Bankruptcy Law shall be segregated and held in trust and forthwith paid over to the Working Capital Agent for the benefit of the Working Capital Lenders in the same form received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

               (c) In connection with a sale, lease, exchange, transfer or other disposition of any Pledged Collateral in which the Liens of the Working Capital Lenders are released, the Liens thereon of the Secured Parties shall be automatically, unconditionally and simultaneously released and the Trustee shall execute and deliver to the Working Capital Agent or the Pledgor such termination statements, releases and other documents as the Working Capital Agent or the Pledgor may request to effectively confirm such release. Notwithstanding the foregoing, the Liens granted to the Secured Parties shall, subject to all of the provisions of the Indenture and this Agreement, continue in the proceeds of any sale, lease, exchange or other disposition of the Pledged Collateral if such proceeds are not applied to the Specified Indebtedness.

               (d) Each Secured Party hereby waives any and all rights it may have to object to the manner in which the Working Capital Agent or the Working Capital Lenders seek to enforce or collect the Specified Indebtedness or the Liens granted in any of the Pledged Collateral, including waiving any right based on any duty to conduct any such sale, lease, exchange, transfer or other disposition in a commercially reasonable manner.

               (e) If at any time any payment made or value received with respect to any Specified Indebtedness is rescinded or must otherwise be returned by the Working Capital Agent or any Working Capital Lender upon the insolvency, bankruptcy, or reorganization of the Pledgor, or otherwise, then (i) to the extent necessary to repay in full in cash the Specified Indebtedness, the Trustee will, upon written demand by the Working Capital Agent, deliver to the Working Capital Agent any property of funds previously received by the Trustee with respect to the Collateral and then held by the Trustee and (ii) to the extent previously terminated, the Senior Pledge and the other rights and priorities in favor of the Working Capital Agent and the Working Capital Lenders under this Section 6 shall be reinstated as though such payment had not been made or value received.

               (f) The provisions of this Section 6 are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the Working Capital Lenders on the other hand. Nothing contained in this Section 6 or any other Transaction Document is intended to or shall (i) impair, as among the Pledgor, its creditors (other than the Working Capital Lenders) and the Secured Parties, the obligation of the Pledgor, which is absolute and unconditional, to pay to the Secured Parties the principal of and interest on, and any other amount payable by the Pledgor under the Transaction Documents as and when the same shall become due and payable in accordance with its terms; or (ii) affect the relative rights of the Secured Parties against the Pledgor and its creditors (other than the Working Capital Lenders); or (iii) prevent the Secured Parties from accelerating the Securities and the Trustee commencing any action to enforce or collect any payments theretofore due under the Indenture or the Securities, provided that the Trustee may not take action to foreclose or otherwise realize on the Pledged Collateral if any Specified Indebtedness is then outstanding in contravention of this Section 6.

               SECTION 7.  Agent for Perfection.  (a)  The Secured Parties
                           --------------------
     hereby appoint the Working Capital Agent as their agent to hold the Pledged Collateral, including the certificates evidencing the Pledged Shares and the Additional Pledged Shares, if any, for the limited purpose of perfecting the security interest created by this Agreement, and the Working Capital Agent by its counter signature hereof, hereby accepts such appointment and acknowledges that it holds the Pledged Collateral, including the certificates evidencing the Pledged Shares and the Additional Pledged Shares, if any, that are in its possession pursuant to the Senior Pledge and as agent for the Secured Parties hereunder. The Secured Parties agree that the Working Capital Agent shall not have any obligation to the Secured Parties in holding the Pledged Collateral, including the certificates representing the Pledged Shares and the Additional Pledged Shares, if any, as their agent hereunder except to exercise the same care in respect of such Pledged Collateral as it exercises in holding such Pledged Collateral for the benefit of the Working Capital Lenders pursuant to the WCCF Pledge Agreement, and that the Working Capital Agent shall not be liable to the Trustee or the Secured Parties for any loss, costs, or damages which may result from any act or omission on its part in holding such certificates or instruments, unless caused by the Working Capital Agent's gross negligence and willful misconduct. The Working Capital Agent acknowledges and agrees that notwithstanding its appointment as agent for the Secured Parties to hold the Pledged Collateral on behalf of the Secured Parties, the Working Capital Agent shall have no right or authorization to take any action on behalf, or in the name, of any Secured Party with respect to the Pledged Collateral, without the prior written consent of the Trustee and Holders of at least a majority in principal amount of the outstanding Securities.

               (b) The Working Capital Agent hereby agrees that, upon termination and release of the Senior Pledge (prior to the indefeasible payment in full of the Securities) but subject to the provisions of Section 6 hereof, the Working Capital Agent shall deliver to the Trustee all Pledged Collateral in its possession, except to the extent that the Working Capital Agent and the Working Capital Lenders have retained, or otherwise acquired, sold or otherwise disposed of the Pledged Collateral in full or partial satisfaction of the Senior Pledge.

               SECTION 8.  Further Assurances, Etc.  (a)  The Pledgor
                           -----------------------
     agrees that at any time and from time to time, at the cost and expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Trustee may request, in order to perfect and protect the Lien granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

               (b) The Pledgor agrees to defend the title to the Pledged Collateral and the Lien thereon of the Trustee against the claim of any other Person and to maintain and preserve such Lien until indefeasible payment in full of all of the Securities.

               SECTION 9.  Voting Rights; Dividends; Etc.
                           -----------------------------
               (a) As long as no Event of Default shall have occurred and be continuing (or, in the case of subsection (a)(i) of this Section 9, as long as no notice thereof shall have been given by the Trustee to the Pledgor) but subject to the terms of the Senior Pledge:

                    (i) The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof.

                    (ii) The Pledgor shall be entitled to receive and retain any and all dividends paid in respect of the Pledged Collateral, other than any and all

                         (A) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in re-spect of, or in exchange for, any Pledged Collateral,

                         (B) dividends and other distributions paid or payable in cash in respect of any Pledged Shares or Additional Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                         (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral,

               all of which, as long as the Senior Pledge shall not have been terminated and released, the Pledgor shall forthwith deliver to the Working Capital Agent to be applied to the Working Capital Credit Facility or to be held as part of the Senior Pledge as provided therein. Upon the termination and the release of the Senior Pledge, such property or funds shall thereafter be delivered to the Trustee to hold as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Trustee, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Trustee as Pledged Collateral in the same form as so received (with any necessary indorsement).

                    (iii) The Trustee shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) above.

               (b) Subject to the provisions of Section 6 hereof, upon the occurrence and during the continuance of an Event of Default:

                    (i) Upon notice by the Trustee to the Pledgor, all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 9(a)(i) above shall cease, and all such rights shall thereupon become vested in the Trustee who shall thereupon have the sole right to exercise such voting and other consensual rights.

                    (ii) All rights of the Pledgor to receive the dividends which it would otherwise be authorized to receive and retain pursuant to Section 9(a)(ii) above shall cease, and all such rights shall thereupon become vested in the Trustee who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends.

                    (iii) All dividends which are received by the Pledgor contrary to the provisions of paragraph (ii) of this Section 9(b) shall be received in trust for the benefit of the Trustee, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Trustee as Pledged Collateral in the same form as so received (with any necessary indorsement).

                    (iv) The Pledgor shall, if necessary to permit the Trustee to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 9(b)(i) above and to receive all dividends and distributions which it may be entitled to receive under Section 9(b)(ii) above, execute and deliver to the Trustee, from time to time and upon written notice of the Trustee, appropriate proxies, dividend payment orders and other instruments as the Trustee may reasonably request. The foregoing shall not in any way limit the Trustee's power and authority granted pursuant to
               Section 11 hereof.

               SECTION 10.  Transfers and Other Liens; Additional Pledged
                            ---------------------------------------------
     Shares.
     ------
               (a) The Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the Lien created pursuant to this Agreement, the Indenture and the Senior Pledge.

               (b) The Pledgor agrees that it will (i) cause each issuer of the Pledged Shares not to issue any shares of stock or other securities in addition to or in substitution for the Pledged Shares, except to the Pledgor, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, but subject to Sections 6 and 7 hereof, any and all Additional Pledged Shares and (iii) promptly (and in any event within three Business Days) deliver to the Trustee a Pledge Amendment, duly executed by the Pledgor, in substantially the form of Schedule III hereto (a "Pledge Amendment"), in respect of the Additional Pledged Shares, together, subject to the provisions of Sections 6 and 7 hereof, with all certificates or other instruments representing or evidencing the same (in form suitable for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank). The Pledgor hereby (i) authorizes the Trustee to attach each Pledge Amendment to this Pledge Agreement,
     (ii) agrees that all Additional Pledged Shares listed on any Pledge Amendment delivered to the Trustee shall for all purposes hereunder constitute Pledged Shares and be subject to the provisions of Section 6 hereof, and (iii) is deemed to have made, upon such delivery, the representations and warranties contained in Section 5 hereof with respect to such Pledged Collateral.

               SECTION 11.  Trustee Appointed Attorney-in-Fact and Proxy.
                            --------------------------------------------
     Subject to the provisions of Sections 6 and 7 hereof, the Pledgor hereby irrevocably constitutes and appoints the Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact and proxy with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, from time to time in the Trustee's discretion, for the purpose of carrying out the terms of this Agree-ment, to take any and all appropriate action and to execute and deliver any and all documents and instruments which the Trustee may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend or other distribution or payment in respect of the Pledged Collateral or any part thereof, to give full discharge for the same, and to vote or grant any consent in respect of the Pledged Shares authorized by

     Section 9(b) hereof. The Pledgor hereby ratifies, to the extent permitted by law, all that any said attorney shall lawfully do or cause to be done by virtue hereof. This power, being coupled with an interest, is irrevocable until the Securities are paid in full.

               SECTION 12.  Trustee May Perform.  If the Pledgor fails to
                            -------------------
     perform any agreement contained herein, the Trustee, subject to the provisions of Section 6 hereof, may itself perform, or cause performance of, such agreement, and the expenses of the Trustee incurred in connection therewith shall be payable by the Pledgor under
     Section 15 hereof and constitute obligations secured hereby.

               SECTION 13.  Reasonable Care.  In addition to and not in
                            ---------------
     limitation of Section 7 hereof, the Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Trustee accords its own property, it being understood that neither the Trustee nor any other Secured Party shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, ex-changes, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Trustee or any other Secured Party has or is deemed to have knowledge of any such matter, or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

               SECTION 14.  Remedies upon Default.  Subject to the
                            ---------------------
     provisions of Section 6 hereof, if any Event of Default shall have occurred and be continuing:

               (a) The Trustee may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party after default under the UCC, and the Trustee may also and without notice except as specified below, sell the Pledged Collat-eral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any office of the Trustee or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor hereby waives any claims against the Trustee arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Trustee accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

               (b) If the Trustee shall determine to exercise its right to sell all or any of the Pledged Collateral pursuant to this Section 14, the Pledgor agrees that, upon request of the Trustee, the Pledgor will, at its own cost and expense:

                    (i) execute and deliver, and use its best efforts to cause each issuer of the Pledged Shares or the Additional Pledged Shares and its directors and officers to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Trustee, necessary or advisable to register such Pledged Shares or the Additional Pledged Shares under the provisions of the Securities Act of 1933, as from time to time amended (the "Securities Act"), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Trustee, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission ("SEC") applicable thereto;

                   (ii) use its best efforts to qualify the Pledged Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by the Trustee;

                  (iii) make available to its security holders, as soon as practicable, an earning statement which will satisfy the provisions of Section 11(a) of the Securities Act; and

                   (iv) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

     The Pledgor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Secured Parties by reason of the failure by the Pledgor to perform any of the covenants contained in this Section 14 and, consequently, agrees that, if the Pledgor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Pledged Collateral on the date the Trustee shall demand compliance with this
     Section 14.

               (c) The Pledgor recognizes that, by reason of the aforementioned requirements and certain prohibitions contained in the Securities Act and applicable state securities laws, the Trustee may, at its option, elect not to require the Pledgor to register all or any part of the Pledged Collateral and may therefore be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions and, notwithstanding such circumstances, agrees that any such sale shall be deemed to have been made in a commercially reasonable manner. The Trustee shall be under no obligation to delay the sale of any of the Pledged Collateral for the period of time necessary to permit the Pledgor to register such securities for public sale under the Securities Act or under applica-ble state securities laws, even if the Pledgor would agree to do so.

               (d) If the Trustee determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, the Pledgor shall, from time to time, furnish to the Trustee all such information as the Trustee may request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by the Trustee as exempt transactions under the Securities Act and rules of the SEC thereunder, as the same are from time to time in effect.

               (e) Subject to the provisions of Section 6 hereof, any cash held by the Trustee as Pledged Collateral and all cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied by the Trustee:

               First, to the payment of the reasonable costs and expenses of such sale, including, without limitation, reasonable expenses of the Trustee and its agents including the reasonable fees and expenses of its counsel, all reasonable expenses, liabilities and advances made or incurred by the Trustee in connection therewith or pursuant to Sections 11 or 15 hereof and all other amounts to which the Trustee may be entitled under Section 8.07 of the Indenture;

               Second, to the Holders, pro rata, for the payment in full of
                                       --- ----
     the Securities; and

               Finally, after payment in full of all of the Securities, to the payment to the Pledgor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same as a court of competent jurisdiction may direct.

               SECTION 15.  Expenses.  The Pledgor will upon demand pay to
                            --------
     the Trustee the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of the Trustee's counsel and of any experts and agents, which the Trustee may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights and remedies hereunder of the Trustee, the Working Capital Agent and the Holders, or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

               SECTION 16.  Security Interest Absolute.  All rights of the
                            --------------------------
     Trustee and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

                    (i) any lack of validity or enforceability of any provision of the Indenture, the Securities or any other Transaction Document or any other agreement or instrument relating thereto;

                    (ii) any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all or any of the Securities, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Indenture, the Securities or any other Transaction Document;

                    (iii) any exchange, release or non-perfection of any Lien on any other collateral, or any release or amendment or waiver of any term of any guaranty of, or consent to departure from any requirement of any guaranty of, all or any of the Securities; or

                    (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a borrower or a pledgor.

               SECTION 17.  Amendments, Etc.  No amendment or waiver of any
                            ---------------
     provision of this Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing, approved by the Holders of a majority in principal amount of the outstanding Securities (except as otherwise provided under Section

     10.02 of the Indenture) and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               SECTION 18.  Addresses for Notices.  All notices,
                            ---------------------
     communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made, and shall be deemed given or made (i) on the date delivered if delivered by telecopy or in person, (ii) on the third business day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid), or (iii) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

          To the Pledgor:

               Metallurg, Inc.
               27 East 39th Street
               New York, New York  10016
               Attn:  Eric L. Schondorf, Esq.
               Telecopy No.:  (212) 481-7124


          with a copy to:

               Weil, Gotshal & Manges LLP
               767 Fifth Avenue
               New York, New York  10153
               Attn:  Ronald F. Daitz, Esq.
               Telecopy No.:  (212) 310-8007

          To the Working Capital Agent:

               The First National Bank of Boston
               100 Federal Street
               Boston, Massachusetts  02110
               Attn:  James J. Ward, Vice President
               Telecopy No.:  (617) 434-2309

          With a copy to:

               Bingham, Dana & Gould LLP
               150 Federal Street
               Boston, Massachusetts  02110
               Attn:  Edwin E. Smith, Esq.
               Telecopy No.:  (617) 951-8736


          To the Trustee:

               IBJ Schroder Bank & Trust Company
               One State Street
               New York, New York  10004
               Attn:
               Telecopy No.:  (212) 858-2952


     or to such other representative or at such other address of a party as such party hereto may furnish to the other Parties in writing. If notice is given pursuant to this Section 18 of any assignment to a permitted successor or assign of a party hereto, the notice shall be given as set forth above to such successor or assign of such party.

               SECTION 19.  Continuing Security Interest.  This Agreement
                            ----------------------------
     shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full of the Securities, (ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Trustee and the Holders hereunder, to the benefit of and be enforceable by the Secured Parties and their respective successors, transferees and assigns. At such time as no Securities are outstanding, the Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

               SECTION 20.  Governing Law; Severability.  This Agreement
                            ---------------------------
     shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity and without invalidating the remaining provisions of this Agreement. Unless otherwise defined herein or in the Indenture, terms defined in Article 9 of the UCC as in effect in the State of New York are used herein as therein defined.


               SECTION 21.  Waiver of Jury Trial.  The Pledgor waives any
                            --------------------
     right it may have to a trial by jury in respect of any litigation based on, or arising out of, under or in connection with, this Agreement or any other Transaction Document, or any course of conduct, course of dealing, verbal or written statement or other action of any Secured Party.

               SECTION 22.  Section Titles.  The Section titles contained
                            --------------
     in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not part of this Agreement.

               IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered by its duly authorized officer on the date first above written.

                                   METALLURG, INC.


                                   By:
                                      ----------------------------
                                       Name:
                                       Title:



     Accepted and Acknowledged:


     IBJ SCHRODER BANK & TRUST COMPANY, as Trustee


     By:
          -----------------------------------
          Name:
           Title:


     Accepted and Acknowledged as to Sections 4 and 7 hereof:


     THE FIRST NATIONAL BANK OF BOSTON, as Working Capital Agent


     By:
        --------------------------------
       Name:
        Title:

                         SCHEDULE I TO PLEDGE AGREEMENT

          Attached to and forming a part of that certain Pledge
          Agreement, dated              , 1997, between Metallurg, Inc.,
                           -------------
          a Delaware corporation, and IBJ Schroder Bank & Trust Company, as Trustee.



                                                             Stock Certificate                        Number
        Stock Issuer                    Class of Stock       No(s).                 Par Value         of Shares
        ------------                    --------------       -----------------      ---------         ---------


                        SCHEDULE III TO PLEDGE AGREEMENT

                                PLEDGE AMENDMENT
                                ----------------



                    This Pledge Amendment, dated             , 19__, is
                                                 ------------
          delivered pursuant to Section 10(b) of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement, dated __________ , 1997, between the undersigned and IBJ Schroder Bank & Trust Company, as Trustee on behalf of and for the ratable benefit of the Holders referred to therein, and that the Additional Pledged Shares listed on this Pledge Amendment shall be and become part of the Pledged Collateral referred to in the Pledge Agreement and shall secure all Securities of the undersigned. The terms defined in the Pledge Agreement or Indenture are being used herein as therein defined.

                                   METALLURG, INC.



                                   By:
                                       --------------------------
                                       Name:
                                       Title:




                                       Stock
                                    Certificate                       Number
   Issuer      Class of Stock          No(s).        Par Value        of Shares
   ------      --------------       -----------      ---------        ---------